As filed with the Securities and Exchange Commission on November 23, 2005

                            Registration Number 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            HYBRID FUEL SYSTEMS, INC.
                 (Name of Small Business Issuer in its Charter)


           GEORGIA                         3714                     58-2267238
(State  or  other  jurisdiction     (Primary  Standard                (I.R.S.
      Of  incorporation or        Industrial Classification          Employer
         organization)                  Code Number)              Identification
                                                                        No.)

                               12409 Telecom Drive
                              Tampa, Florida 33637
                                 (813) 979-9222
          (Address and telephone number of principal executive offices)

                                  261 Tiger Way
                             Peachtree City, Georgia
(Address of principal place of business or intended principal place of business)

                                   Mark Clancy
                                    President
                            Hybrid Fuel Systems, Inc.
                               12409 Telecom Drive
                              Tampa, Florida 33637
                                 (813) 979-9222
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                                 (212) 930-9700
                               Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum     Proposed Maximum       Amount of
Title of Each Class of                  Amount to be    Offering Price          Aggregate         Registration
Securities to be Registered              Registered      Per Share(1)        Offering Price           Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001(2)              314,815        $.30                 $94,444.50         $11.12
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001(3)           17,921,147        $.30              $5,376,344.10        $632.80
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001(4)            1,259,259        $.30                $377,777.70         $44.46
---------------------------------------------------------------------------------------------------------------
Total                                      19,495,221                          $5,848,566.30        $688.38
---------------------------------------------------------------------------------------------------------------


(1)  Estimated  solely for purposes of calculating the registration fee to Rule 457(c) under the Securities Act of  1933,  as  amended. The average of the high and low price per share of the Registrant's Common Stock on the
Over  the  Counter  Bulletin  Board  as  of  November  22,  2005  was  $0.30  per  share.

(2)  Represents  shares  issuable  upon  exercise  of  warrants.

(3)  Represents  shares  issuable  upon  sales  under  the  Investment  Agreement.

(4)  Represents  shares  issuable  upon  conversion  of  the  Debenture.

The  registrant  hereby amends this registration statement on such date or date(s) as may be necessary to delay its  effective  date  until  the  registrant shall file a further amendment which specifically states that this registration  statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of  1933, as amended, or until the registration statement shall become effective on such date as the commission acting  pursuant  to  said  Section  8(a)  may  determine.

PROSPECTUS

                 Subject to Completion, Dated November 23, 2005

                            HYBRID FUEL SYSTEMS, INC.

                        19,495,221 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 19,495,221 shares of our common stock. We will not receive any proceeds from the resale of shares of our common stock.

The total number of shares sold herewith includes the following shares owned by or to be issued to Dutchess Private Equities Fund II, LP ("Dutchess"): (i) up to 1,259,259 shares issuable upon conversion of convertible debentures, (ii) 314,815 shares issuable upon exercise of warrants, and (ii) up to 17,921,147 shares of common stock issuable pursuant to a "put right" under the Investment Agreement, also referred to as an Equity Line of Credit with Dutchess Private Equities Fund II, LP. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of the 17,921,147 shares of common stock under the Investment Agreement with Dutchess Private Equities, LLP and the exercise of warrants issued to Dutchess to purchase an aggregate of 314,815 shares of common stock. All costs associated with this registration will be borne by us.

A "put right" permits us to require Dutchess to buy shares of our common stock pursuant to the terms of the Investment Agreement. That Investment Agreement permits us to "put" up to an aggregate of $5,000,000 in shares of our common stock to Dutchess. Dutchess will pay us 93% of the lowest closing Best Bid price (highest posted bid price) of our common stock during the five trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit.

With the exception of Dutchess, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

Our common stock currently trades on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "HYFS". On November 22, 2005, the last reported sale price for our common stock on the OTC Bulletin Board was $0.30 per share.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 7 of this prospectus to read about factors you should consider before buying shares of our common stock.

The selling stockholders are offering these shares of common stock. The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling stockholders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this Prospectus is November __, 2005


                             TABLE OF CONTENTS


                                                                         Page

Prospectus Summary                                                        3
Risk Factors                                                              7
Forward Looking Statements                                               13
Use of Proceeds                                                          13
The Investment Agreement                                                 13
The Debenture Agreement                                                  16
Management's Discussion and Analysis of
Financial Condition or Plan of Operation                                 17
Description of Business                                                  22
Description of Property                                                  30
Legal Proceedings                                                        30
Directors and Executive Officers                                         30
Executive Compensation                                                   31
Changes In and Disagreements With Accountants on
Accounting and Financial Disclosure                                      31
Market for Common Equity and Related
Stockholder Disclosure                                                   31
Security Ownership of Certain Beneficial Owners
and Management                                                           32
Selling Shareholders                                                     33
Certain Relationships and Related Transactions                           34
Description of Securities                                                34
Plan of Distribution                                                     36
Legal Matters                                                            37
Experts                                                                  37
Where You Can Find More Information                                      37
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities                                           38
Index to Consolidated Financial Statements                              F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. Hybrid Fuel Systems, Inc. is referred to throughout this prospectus as "Hybrid" "we" or "us."

GENERAL

We were incorporated in the State of Georgia in 1996 to manufacture and market retrofit systems for the conversion of gasoline and diesel engines, stationary or vehicular, to non-petroleum based fuels such as compressed natural gas and liquefied natural gas. We hold a world-wide exclusive license to commercialize the technology embodied in five issued and one pending US patent. Since 1998, we have dedicated our research and development exclusively to conversion kits for diesel-powered engines. We currently offer the Fuel 2(TM) dual-fuel conversion system designed to convert medium and heavy duty mobile diesel engines to operate in a natural gas/diesel dual-fuel mode.

We maintain our principal executive offices at 12409 Telecom Drive, Tampa, Florida 33637 and our phone number is (813)-979-9222 and our facsimile number is
(813)-979-9224. We conduct our operations from a 12,000 square foot facility in PeachTree City, Georgia and our phone number at that location is 770-716-1440. We maintain an Internet web site at www.hybridfuelsystems.com. The information on our web site is not part of this Prospectus. You can review our periodic public filings including financial statements at the Securities and Exchange ("SEC") Internet web site at www.sec.gov.



                                         Summary Historical Financial Data

                                        2004            2003            2002
                                    ------------    ------------    ------------
Statement of Operations
             Revenue                $    138,724    $    231,269    $    123,702
             Net Loss               $ (2,972,473)   $   (548,821)   $   (741,575)
             Net Loss Per Share     $      (0.12)   $      (0.05)   $      (0.06)
Weighted Average Basic and
Diluted Shares                        23,857,093      12,054,742      11,741,317


            Balance Sheet
             Cash and equivalents   $      2,025    $          6    $        147
             Total Assets           $     82,005    $     44,515    $     57,898
             Total Liabilities      $    753,258    $  1,986,199    $  1,605,761
             Shareholders' Equity   $   (671,253)   $ (1,941,684)   $ (1,547,863)


                                  THIS OFFERING



Shares offered by Selling

Stockholders.........................................   Up to 19,495,221 shares, including 1,259,259
                                                        shares issuable upon conversion of a debenture; up
                                                        to 17,921,147 shares issuable under the Investment
                                                        Agreement; and an aggregate of 314,815 shares
                                                        issuable upon exercise of warrants*

Common Stock to be outstanding after the offering....   120,502,175

Use of Proceeds......................................   We will not receive any proceeds from the sale of
                                                        the common stock hereunder. We will, however,
                                                        receive proceeds from the sale of our common stock
                                                        pursuant to the Investment Agreement and the
                                                        exercise of warrants to purchase shares of our
                                                        common stock. See "Use of Proceeds" for a complete
                                                        description.

Risk Factors.........................................   The purchase of our common stock involves a high
                                                        degree of risk. You should carefully review and
                                                        consider "Risk Factors" beginning on page 7.

OTC Bulletin Board
Trading Symbol.......................................   HYFS


* The above information regarding common stock to be outstanding after the offering is based on 101,006,954 shares of common stock outstanding as of November 21, 2005 and assuming issuance of all shares registered herewith, the number of shares offered herewith represents approximately 19.3% of the total issued and outstanding shares of common stock.


November  2005  Subscription  and  Investment  Agreements

On November 4, 2005, we sold $340,000 in principal amount of our five-year convertible debentures to Dutchess Private Equities Fund, II, L.P. (the "Investor"). These debentures bear interest at 12% per annum. The first $190,000 (less expenses) has been funded with an additional $150,000 to be funded immediately upon filing of a registration statement with the Securities and Exchange Commission ("SEC"). Our obligation to repay the investor is secured by a security agreement which we have granted the Investor. We have pledged all of our assets to insure repayment of this obligation.

Subject to adjustment as more fully set forth in the Debenture Agreement, the conversion price of the debenture shall be the lesser of (i) $.27 per share or;
(ii) the lowest closing bid price of the common stock between October 18, 2005 and the date of the filing with the SEC of a registration statement covering the shares issuable under the debenture.

We also issued to the Investor a warrant to purchase up to total of $85,000 worth of shares of common stock with a strike price equal to the conversion price of the debenture, as set forth above, on the date of exercise. The warrant may be exercised for a period of five years and the strike price is subject to adjustment upon the occurrence of certain events, including, without limitation, upon our consolidation, merger or sale of all of substantially all of our assets, a reclassification of our common stock, or any stock splits, combinations or dividends with respect to our common stock.

We  are  obligated  to  file  a  registration statement within 21 days after the closing date and are obligated to use our best efforts to cause the SEC to declare the registration statement effective within 90 days after the filing date. If we do not file a registration statement with the SEC within 21 days of the closing date, we are obligated to pay liquidated damages to the Investor in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every 15 days which such registration statement has not been filed. In addition, if the registration statement is not filed by the filing date, the conversion price of the debenture will decrease by 10% of and continue to decrease by 10% for each 15 day calendar period the registration statement goes without filing. If the registration statement is not declared effective within 90 days of the filing date, we are obligated to pay liquidated damages to the Investor in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every 30 days which such registration statement has not been declared effective by the SEC.

Further, on November 4, 2005, we entered into an Investment Agreement with the Investor. Pursuant to this Agreement, the Investor shall commit to purchase up to $5,000,000 of our common stock over the course of 36 months ("Line Period"), after the registration statement (as described below) has been declared effective by the SEC. The amount that we shall be entitled to request from each purchase ("Puts"), shall be equal to, at our election, either (i) $100,000 or;
(ii) 200% of the averaged daily volume (U.S market only) ("ADV") of our common stock for the three (3) trading days prior to the applicable put notice date, multiplied by the average of the 3 daily closing bid prices immediately preceding the put date. The put date shall be the date that the Investor receives a put notice of draw down by us of a portion of the Line. The purchase price shall be set at 93% of the lowest closing highest posted bid price of the common stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put date. There are put restrictions applied on days between the put date and the closing date with respect to that particular Put. During this time, we shall not be entitled to deliver another put notice. We shall automatically withdraw that portion of the put notice amount, if the purchase price with respect to that Put does not meet the Minimum Acceptable Price. The Minimum Acceptable Price is defined as 75% of the closing bid price of the common stock for the ten (10) trading days prior to the put notice date.

We are obligated to file a registration statement covering the shares of common stock underlying the Investment Agreement within 15 days after the filing of our Annual Report on Form 10-KSB for the year ended December 31, 2005. In addition, we are obligated to use reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the filing date.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

                                  RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Additional risks and uncertainties that we do not currently know about or that we currently deem immaterial may also adversely affect our business, financial condition and results of operations. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

                          RISKS RELATED TO OUR BUSINESS

WE HAVE HAD A HISTORY OF LOSSES AND MAY NEVER COMMERCIALIZE ANY OF OUR PRODUCTS OR SERVICES OR EARN A PROFIT.

We have incurred losses since we were formed. At December 31, 2004, our accumulated deficit was $(7,821,406). Our losses to date have resulted principally from expenses incurred in our research and development programs, including beta testing, and from general and administrative and sales and marketing expenses. We currently have our Fuel2(TM) conversion system ready for commercialization. To date, we have not generated any significant revenue from operations and expect to incur substantial net losses for the foreseeable future to further develop and commercialize our products. We cannot predict the extent of these future net losses, or when we may attain profitability, if at all. If we are unable to generate significant revenue from our products or attain profitability, we will not be able to sustain operations.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In Note 1 to our financial statements, our registered public accounting firm stated that our financial statements were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised due to our negative working capital as of December 31, 2004 and our loss from operations for the 2004 fiscal year. Our ability to continue as a going concern is subject to our ability to generate revenue from our operations and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities or obtaining loans from financial institutions where possible. We cannot assure you that we will be able to generate a profit or obtain necessary additional funding.

WE WILL NEED TO RAISE SUBSTANTIAL ADDITIONAL CAPITAL TO FUND OUR OPERATIONS, AND OUR FAILURE TO OBTAIN FUNDING WHEN NEEDED MAY FORCE US TO DELAY, REDUCE OR ELIMINATE OUR PRODUCT DEVELOPMENT PROGRAMS OR COLLABORATION EFFORTS.

To date, our sources of cash have been primarily limited to the sale of our equity securities. We currently have no credit facility or committed sources of capital. If our capital resources are insufficient to meet future requirements, we will have to raise additional funds to continue the development and commercialization of our technologies.

We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of our product candidates, restrict our operations or obtain funds by entering into agreements on unattractive terms.

WE CANNOT ENGAGE IN SALES OF OUR FUEL 2(TM) SYSTEM IN THE UNITED STATES UNTIL WE HAVE RECEIVED VERIFICATION FROM THE U.S. ENVIRONMENTAL PROTECTION AGENCY/CALIFORNIA AIR RESOURCE BOARD.

If we are unable to successfully receive a Verification of our technology, we will be unable to sell our Fuel 2(TM) system within the United States. Further, the lack of Verification will significantly impede our ability to sell our Fuel 2(TM) system overseas. Failure to obtain a verification would have a material adverse impact on our business.

WE HAVE A LIMITED OPERATING HISTORY WHICH MAKES IT DIFFICULT TO ANALYZE OUR FUTURE PROSPECTS.

We were organized on April 1, 1996 and have conducted only limited operations to date, consisting of negotiating the license to use the patents, further research and development, including beta testing, and limited sales efforts. No assurances can be given that we will develop a marketing and sales program which will generate significant revenues from the sales of our dual fuel conversion systems. The likelihood of our success must be viewed in light of the delays, expenses, problems and difficulties frequently encountered by an enterprise in its development stage, many of which are beyond our control. We are subject to all the risks inherent in the development and marketing of new products.

IMPROVEMENTS OR CHANGES IN TECHNOLOGY MAY MAKE OUR PRODUCTS OBSOLETE OR DIFFICULT TO SELL AT A PROFIT OR AT ALL.

To date, the market for alternative fuel technology systems and equipment has not, to our knowledge, been characterized by rapid changes in technology. However, there can be no assurance that new products or technologies, presently unknown to management, will not, at any time in the future and without warning, render our dual fuel technology less competitive or even obsolete. Major automobile and truck companies, academic and research institutions, or others, for example, could develop new fuels or new devices which could be installed at the original equipment manufacturer level and which could potentially render our systems obsolete. Moreover, the technology upon which our dual fuel systems are based could be susceptible to being analyzed and reconstructed by an existing or potential competitor. Although we hold licenses to certain United States patents and a patent application respecting our proprietary dual fuel system, we may not have the financial resources to successfully defend such patents, were it to become necessary, by bringing patent infringement suits against parties that have substantially greater resources than those available to us.

In addition, competitors may develop technology and systems that can be sold and installed at a lower per unit cost. There can be no assurance that we will have the capital resources available to undertake the research which may be necessary to upgrade our equipment or develop new devices to meet the efficiencies of changing technologies. Our inability to adapt to technological change could have a materially adverse effect on our results of operations.

WE LICENSE OUR PROPRIETARY TECHNOLOGY FROM A RELATED THIRD PARTY AND SUCH TECHNOLOGY MAY NOT BE ADEQUATELY PROTECTED FROM UNAUTHORIZED USE BY OTHERS, WHICH COULD INCREASE OUR LITIGATION COSTS.

Our success depends to a great extent on our ability to protect our intellectual property. We license our core intellectual property pursuant to a license agreement between us and Electronic Controls Technology LLC. Our ability to compete effectively will depend in part on our ability to develop and maintain proprietary aspects of our technology and either to operate without infringing the proprietary rights of others or to obtain rights to technology owned by third parties. We cannot assure you that any of our licensed technology rights will offer protection against competitors with similar technology. We also cannot assure you that the patents covered by our license agreement with Electronic Controls Technology will not be challenged, invalidated or circumvented in the future or that the rights created by those patents will provide a competitive advantage. We also rely on trade secrets, technical know-how and continuing invention to develop and maintain our competitive position. We cannot assure you that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

We cannot assure you that we will not become subject to patent infringement claims and litigation in the United States or other countries or interference proceedings conducted in the United States Patent and Trademark Office to determine the priority of inventions. The defense and prosecution of intellectual property suits, interference proceedings, and related legal and administrative proceedings are costly, time-consuming and distracting. We may also need to pursue litigation to enforce any patents issued to us or our collaborative partners, to protect trade secrets or know-how owned by us or our collaborative partners, or to determine the enforceability, scope and validity of the proprietary rights of others. Any litigation or interference proceeding will result in substantial expense to us and significant diversion of the efforts of our technical and management personnel. Any adverse determination in litigation or interference proceedings could subject us to significant liabilities to third parties. Further, as a result of litigation or other proceedings, we may be required to seek licenses from third parties which may not be available on commercially reasonable terms, if at all.

WE HAVE LIMITED MANUFACTURING EXPERIENCE AND WILL RELY UPON THIRD PARTY CONTRACT MANUFACTURERS WHO HAVE NOT YET BEEN CONTRACTUALLY SECURED.

To be successful, we must manufacture, or contract with a third party for the manufacture of, our current and future products in sufficient quantities and on a timely basis, while maintaining product quality and acceptable manufacturing costs. Should we not timely secure a contract manufacturer, or for some reason we are no longer able to obtain key elements from a supplier, we will not be able to produce or will be delayed in producing conversion systems for sale or distribution, which could cause delays in our operation or sales or make continued operation or sales unprofitable.

SALES OF OUR PRODUCTS ARE DEPENDENT UPON PRICING, AVAILABILITY OR DELIVERY OF THIRD PARTY COMPONENTS REQUIRED FOR THE USE IN CONJUNCTION OF OUR FUEL 2 (TM) SYSTEM.

The conversion of a medium or heavy duty mobile diesel engine requires three primary components: (i) our Fuel 2(TM) conversion system; (ii) fuel storage tanks, and; (iii) a specialized catalytic converter (for sales as an Emission Control Device). While we can control the pricing and delivery of our Fuel 2(TM) systems, we have no control over pricing, availability or delivery of fuel storage tanks or specialized catalytic converters. The costs of these items can potentially prevent us from selling our Fuel 2(TM) system either because the costs of these additional components make the conversion of a vehicle uneconomical or the due to lack of availability of either additional component.

We believe fuel storage tanks are readily available on the open market at prices that will allow us to commercialize our Fuel 2(TM) system and we believe the specialized catalytic converters can be likewise acquired on the open market at prices that will allow us to commercialize our Fuel 2(TM) system. However, there can be no assurance given that our customers will be able to acquire these components at prices that permit us to sell our Fuel 2(TM) system as a fuel savings device because the upfront costs to acquire and install these components.

THE LIMITED AVAILABILITY OF ALTERNATIVE FUELS CAN HINDER OUR ABILITY TO MARKET OUR PRODUCTS.

Alternative fuel engines have been commercially available in the past; however, the most significant impediment to the growth in the market for alternative fuel vehicles traditionally has been the limited availability of alternative fuel sources, such as natural gas and propane. The success of engines based on alternative fuels will probably be directly effected by the development of the infrastructure of the natural gas industry and the widespread availability of such fuel sources. To some degree, this problem will remain at the forefront of, and be an impediment to, the success of alternative fuel power sources. However, we believe that with the development of the dual fuel conversion system, vehicles will not be tied exclusively to alternative fuels, but will have the option and ability to operate on standard diesel fuel alone. In all events, our business and the market for alternative fuel vehicles would benefit substantially from the growth of the infrastructure of the natural gas industry and the more widespread availability of alternative fuels. Conversely, our business and the market for alternative fuel vehicles would be substantially hurt by a diminished or lack of growth of the infrastructure of the natural gas industry and the less widespread availability of alternative fuels.

THE  NATURE  OF  OUR  PRODUCTS  SUBJECTS  US  TO  PRODUCT  LIABILITY  RISKS.

Our product and services relate to fuel system components which handle or come into contact with natural gas which is highly combustible. A malfunction of or design defect in certain of our products or improper design, construction, installation or servicing of facility and equipment infrastructure could result in liability, tort or warranty claims. Although we attempt to reduce the risk of exposure from such claims through warranty disclaimers and liability limitation clauses in our sales agreements and by maintaining product liability insurance, we cannot assure you that these measures will be effective in limiting our liability for any damages. Any liability for damages resulting from product malfunctions or services provided could be substantial and could have a material adverse effect on our business and operating results. In addition, a well-publicized actual or perceived malfunction or impropriety involving our products or service could adversely affect the market's perception of our products in general, regardless of whether any malfunction or impropriety is attributable to our products or services. This could result in a decline in demand for our products and services, which would have a material adverse effect on our business and operating results.

COMPETITION FROM COMPANIES WITH ALREADY ESTABLISHED MARKETING LINKS TO OUR POTENTIAL CUSTOMERS MAY ADVERSELY EFFECT OUR ABILITY TO MARKET OUR PRODUCTS.

Current and potential competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we have. Certain of our competitors may be able to secure product from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, and adopt more aggressive pricing or inventory availability policies, than we will. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us are likely to have a materially adverse affect on our business, results of operations, financial condition and prospects.

                   RISKS RELATING TO THE DEBENTURE AGREEMENT:

DUTCHESS, THE HOLDER OF A CONVERTIBLE DEBENTURE ISSUED BY US ON NOVEMBER 4, 2005 HAS THE OPTION OF CONVERTING THE DEBENTURE INTO SHARES OF OUR COMMON STOCK. DUTCHESS MAY ALSO EXERCISE THEIR COMMON STOCK PURCHASE WARRANTS. IF THE DEBENTURE IS CONVERTED OR THE WARRANTS EXERCISED, THERE WILL BE DILUTION OF YOUR SHARES OF OUR COMMON STOCK.

The issuance of shares of our common stock upon conversion of the Debenture will result in the dilution to the interests of other holders of our common stock, since Dutchess may sell all of the resulting shares into the public market.

The principal amount of the Debenture plus accrued interest may be converted at the option of the Dutchess into shares of our common stock at a conversion price equal to the lesser of (i) $.27 per share or; (ii) the lowest closing bid price of the common stock between October 18, 2005 and the date of the filing with the SEC of a registration statement covering the shares issuable under the debenture.

The following table sets forth the number and percentage of our common stock that would be issuable if the entire principal amount of the Debenture is converted at the current conversion price of $.27.



                                      Number of Shares (1)   Percentage of Class (2)(3)
Debenture in the principal
amount of $340,000 at a price
of $.27.                                  1,259,259                   1.25%


(1) Represents the number of shares issuable if all of the outstanding principal under the Debenture were converted at the indicated conversion price. For ease of reference, any shares of common stock that may be issued upon conversion of interest under the Debenture have been excluded. The outstanding principal under the Debenture bears interest at the rate of 12% per annum, calculated on the basis of a 360-day year.

(2) Based on 101,006,954 common shares issued and outstanding on November 21, 2005.

(3) Percentage of the total outstanding common stock represented by the shares issuable on conversion of Debenture without regard to any contractual or other restriction on the number of securities the selling stockholders may own at any point in time.


IF WE FAIL TO TIMELY DELIVER CERTIFICATES EVIDENCING THE NUMBER OF SHARES WHICH DUTCHESS REQUESTS CONVERSION, WE ARE REQUIRED TO PAY LIQUIDATED DAMAGES TO DUTCHESS.

In the event that we fail to deliver certificates for the number of shares into which Dutchess has requested conversion, for any reason other than the unavailability of the authorized but unissiued shares of our common stock, we are required to pay to Dutchess 3% of the dollar value of the Debentures being converted, compounded daily, per each day after the 3rd business day following the conversion date that the common stock is not delivered to Dutchess. There is no guarantee that we will have cash readily available to make such payments in the event of our failure to timely deliver certificates in accordance with a conversion request by Dutchess. In addition, such payments may leave us with little or no capital in our business. This would have an adverse effect on our continuing operations.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE HOLDER OF OUR CONVERTIBLE DEBENTURE MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR STOCK.

If Dutchess converts the Convertible Debenture and any accrued interest, Dutchess may acquire and resell up to 1,259,259 shares of our common stock. The issuance of the shares of our common stock upon conversion of the convertible Debenture will result in dilution to the interests of the other holders of our common stock. The resale of our common stock will increase the number of publicly traded shares which could depress the market price of our common stock and thereby affect the ability of our shareholders to realize the current price of our common stock. In addition, as all of the shares we issue to Dutchess will be available for resale, he mere prospect of our sales to them could depress the market price of our common stock.

                   RISKS RELATING TO THE INVESTMENT AGREEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR PERIODIC EQUITY INVESTMENT AGREEMENT THAT ARE BEING REGISTERED IN THIS PROSPECTUS AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

The issuance and sale of shares upon delivery of an advance by Dutchess Private Equities Fund II, LP ("Dutchess") pursuant to the Investment Agreement in the amount up to $5,000,000 and the conversion of the Debenture and exercise of warrants by Dutchess are likely to result in substantial dilution to the interests of other stockholders. As of November 21, 2005, we had 101,006,954 shares of common stock issued and outstanding. We are registering 19,495,221 shares of common stock pursuant to this registration statement, of which up to 17,921,147 are reserved for issuance pursuant to the Investment Agreement with Dutchess Private Equities Fund II, LP.

ASSUMING THE ISSUANCE OF 17,921,147 SHARES UNDER THE INVESTMENT AGREEMENT, EXISTING SHAREHOLDERS WILL EXPERIENCE SUBSTANTIAL DILUTION OF OUR SHARES OF COMMON STOCK.

Our Investment Agreement with Dutchess contemplates the potential future issuance and sales of up to $5,000,000 of our Common Stock to Dutchess subject to certain restrictions and obligations. Given out current capital needs and the market price of our common stock, we presently have no intention of drawing down the entire amount available to us unless the market price of our common stock increases.

The following is an example of the shares of our common stock that are issuable upon the entire drawdown of $5,000,000 on our equity line based on prices at 25%, 50% and 75% below $.279.



------------------------------------------------------------------------------------------------------------------------------
% Below price            Price per share       Number of shares issuable  Shares outstanding (2)    % of Outstanding stock(3)
                                               (1)
------------------------------------------------------------------------------------------------------------------------------
Purchase price (4)       $.279                 17,921,147                 118,927,501                      17.74%
------------------------------------------------------------------------------------------------------------------------------
25%                      $.209                 23,923,445                 124,930,399                      23.69%
------------------------------------------------------------------------------------------------------------------------------
50%                      $.140                 35,714,286                 136,721,240                      35.36%
------------------------------------------------------------------------------------------------------------------------------
75%                      $.070                 71,428,571                 172,435,525                      70.72%
------------------------------------------------------------------------------------------------------------------------------


(1) Represents the number of shares issuable if all the entire $5,000,000 under the equity line of credit, was drawn down at the indicated price.

(2) Based on 101,006,954 common shares issued and outstanding on November 21, 2005.

(3) Percentage of the total outstanding common stock represented by the shares issuable on draw down on the equity line of credit without regard to any contractual or other restriction on the number of securities the selling stockholders may own at any point in time.

(4) Based on a price of $.279 which is 93% of the lowest closing price of our common stock during the five day period commencing November 16, 2005 through November 22, 2005.


THE LOWER THE STOCK PRICE, THE GREATER THE NUMBER OF SHARES ISSUABLE UNDER THE INVESTMENT AGREEMENT WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS.

The number of shares that Dutchess will receive under its agreement with us is calculated based upon the market price of our common stock prevailing at the time of each "put". The lower the market price, the greater the number of shares issuable under the agreement. Upon issuance of the shares, to the extent that Dutchess will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the agreement. This may lead to an escalation of lower market prices and ever greater numbers of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our shareholders to greater dilution and a reduction of the value of their investment.

THE SALE OF OUR STOCK UNDER THE DUTCHESS AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS.

Neither the Investment Agreement or the Debenture Agreement contain restrictions on short selling. Accordingly, any significant downward pressure on the price of our common stock can encourage short sales by them or others, subject to applicable securities laws. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock or if we have not performed in such a manner to show that the equity funds raised will be used by us to grow. Such an event could place further downward pressure on the price of our common stock. Even if we use the proceeds under the agreement to grow our revenues and profits or invest in assets, which are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable pursuant to the Investment Agreement will increase, which will materially dilute existing stockholders' equity and voting rights.

THE FOLLOWING RISKS RELATE PRINCIPALLY TO OUR COMMON STOCK AND ITS MARKET VALUE:

THERE  IS  A  LIMITED  MARKET  FOR  OUR  COMMON  STOCK.

Our common stock is quoted on the OTC Bulletin Board under the symbol "HFSC.OB." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

OUR  STOCK  PRICE  MAY  BE  VOLATILE.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

o technological innovations or new products and services by us or our competitors;

o  intellectual  property  disputes;

o  additions  or  departures  of  key  personnel;

o  sales  of  our  common  stock

o  our  ability  to  integrate  operations,  technology,  products and services;

o  our  ability  to  execute  our  business  plan;

o  operating  results  below  expectations;

o  loss  of  any  strategic  relationship;

o  industry  developments;

o  economic  and  other  external  factors;  and

o  period-to-period  fluctuations  in  our  financial  results.

Because we are a development stage company with no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

OUR  COMMON  STOCK  MAY  BE  DEEMED  PENNY  STOCK WITH A LIMITED TRADING MARKET.

Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

A SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. Approximately 9,000,000 million shares of our restricted common stock is eligible for sale pursuant to Rule 144. In addition, the 5,972,821 shares of common stock to be registered under this registration statement will be freely tradeable upon effectiveness of this registration statement.

                           FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus include "forward-looking statements", which involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized. These forward-looking statements generally are based on our best estimates of future results, performances or achievements, based upon current conditions and assumptions. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "can," "could," "project," "expect," "believe," "plan," "predict," "estimate," "anticipate," "intend," "continue," "potential," "would," "should," "aim," "opportunity" or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will receive proceeds from the sale of shares of our common stock to Dutchess under the Investment Agreement. The purchase price of the shares purchased under that agreement will be equal to 93% of the lowest closing Best Bid (highest posted bid price of our common stock) for the five trading days following the day that we submit a Put Notice to Dutchess that we intend to sell shares to it. We may also receive proceeds from the exercise of the warrants issued to Dutchess, if exercised.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement assuming a sale of 10%, 25%, 50% and 100% of the shares issuable under that agreement. We have the ability to draw down the full $5,000,000 pursuant to the agreement, however we may draw down less than that amount. The table assumes estimated offering expenses and fees of $55,688.38 (includes (a) estimated legal fees and expenses of $45,000, (b) estimated accounting fees and expense of $10,000 and (c) SEC filing fees of $688.38).



                                  10%             25%           50%           100%
                               ----------     ----------     ----------     -----------
Gross Proceeds                 $500,000       $1,250,000     $2,500,000     $5,000,000
Net Proceeds after offering
expenses and fees              $444,311.62    $1,194,311.62  $2,444,311.62  $4,944,311.62

Use of proceeds:
General Working Capital        $444,311.62    $1,194,311.62  $2,444,311.62  $4,944,311.62
                               ===========    =============  =============  =============


                              Investment Agreement

On November 4, 2005, we entered into an Investment Agreement with Dutchess Private Equities Fund II, LP, ("Dutchess") a Delaware limited partnership, for the future issuance and purchase of shares of our common stock. This Investment Agreement establishes what is sometimes termed an equity line of credit or an equity drawdown facility.

In general, the drawdown facility operates as follows: Dutchess, has committed to provide us up to $5,000,000 as we request it over a 36 month period, in return for common stock we issue to Dutchess. We, in our sole discretion, may during the Open Period deliver a "put notice" (the "Put Notice") to Duchess which states the dollar amount which we intend to sell to Dutchess on the Closing Date. The Open Period is the period beginning on the trading after this Registration Statement is declared effective (the "Effective Date") and which ends on the earlier to occur of 36 months from the Effective Date or termination of the Investment Agreement in accordance with its terms. The Closing Date shall mean no more than 7 trading days following the Put Notice Date. The Put Notice Date shall mean the Trading Day immediately following the day on which Dutchess receives a Put Notice, however a Put Notice shall be deemed delivered on (a) the Trading Day it is received by facsimile or otherwise by Dutchess if such notice is received prior to 9:00 am EST, or (b) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 9:00 am EST on a Trading Day.

The amount that we shall be entitled to Put to Dutchess shall be equal to, at our election, either: (A) Two Hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock for the three (3) Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date, or (B) One Hundred Thousand dollars ($100,000). During the Open Period, we shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The Purchase Price for the Common Stock identified in the Put Notice shall be equal to ninety-three percent (93)% of the lowest closing Best Bid price of the Common Stock during the Pricing Period. The Pricing Period is the period beginning on the Put Notice Date and ending on and including the date that is 5 trading days after such Put Notice Date.

Dutchess'  Obligation  to  Purchase  Shares

Upon the receipt by Dutchess of a validly delivered Put Notice, Dutchess shall be required to purchase from us, during the period beginning on the Put Notice Date and ending on and including the date that is 5 Trading days after such Put Notice, that number of shares having an aggregate purchase price equal to the lesser of (a) the Put Amount set forth in the Put Notice and (b) 20% of the aggregate trading volume of our common stock during the applicable Pricing Period times (x) the lowest closing bid price of our common stock during the specified Pricing period, but only if such said shares bear no restrictive legend and are not subject to stop transfer instructions, prior to the applicable Closing Date.

Conditions  to  Dutchess'  obligation  to  purchase  shares

We shall not be entitled to deliver a Put Notice and Dutchess shall not be obligated to purchase any shares at a closing unless each of the following conditions are satisfied:

A. a Registration Statement shall have been declared effective and shall remain effective and available at all times until the Closing with respect to the subject Put Notice for the resale of all the common stock issuable pursuant to the Investment Agreement;

B. at all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and we shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of our Common Stock;

C. we have complied with our obligations and are otherwise not in breach of a material provision of, or in default under, the Investment Agreement and the Registration Rights Agreement or any other agreement executed in connection with the Investment Agreement, which has not been corrected prior to delivery of the Put Notice Date;

D. no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

E. the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

If any of the foregoing events occurs during a Pricing Period, then Dutchess shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

Mechanics  of  Purchase  of  shares  by  Dutchess

The closing of the purchase by Dutchess of Shares (a "Closing") shall occur on the date which is no later than seven (7) Trading Days following the applicable Put Notice Date (each a "Closing Date"). Prior to each Closing Date, (I) we shall be required to deliver to Dutchess pursuant to the Investment Agreement, certificates representing the Shares to be issued to Dutchess on such date and registered in the name of Dutchess; and (II) Dutchess shall deliver to us the purchase price to be paid for such Shares.

As compensation to Dutchess for a delay in issuance of the Shares beyond the Closing Date, we have agreed to pay late payments to Dutchess for late issuance of the Shares (delivery of the Shares after the applicable Closing Date) in accordance with the following schedule (where "No. of Days Late" is defined as the number of trading days beyond the Closing Date. The Amounts are cumulative.):



LATE  PAYMENT  FOR  EACH
NO.  OF  DAYS  LATE                        $10,000  OF  COMMON  STOCK

          1                                 $100
          2                                 $200
          3                                 $300
          4                                 $400
          5                                 $500
          6                                 $600
          7                                 $700
          8                                 $800
          9                                 $900
          10                              $1,000
          Over 10                         $1,000 + $200 for each  Business Day late beyond 10 days


We shall pay any late payments in immediately available funds upon demand by Dutchess.

Overall  Limit  on  Common  Stock  Issuable.

If during the Open Period we become listed on an exchange that limits the number of shares of our common stock that may be issued without shareholder approval, then the number of Shares issuable by us and purchasable by Dutchess, including the shares of Common Stock issuable to Dutchess, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval, subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting the Common Stock (the "Maximum Common Stock Issuance"), in excess of the Maximum Common Stock Issuance shall first be approved by our shareholders in accordance with applicable law and our By-laws and Amended and Restated Certificate of Incorporation, if such issuance of shares of Common Stock could cause a delisting on the Principal Market. Our failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or Dutchess' obligation in accordance with the terms and conditions of the Investment Agreement to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation.

Term

The Investment Agreement shall expire (a) when Dutchess has purchased an aggregate of $5,000,000 of our Common Stock or (b) 36 months after the Effective Date of the registration statement of which this prospectus forms a part, whichever occurs earlier.

Suspension

The Investment Agreement shall be suspended upon any of the following events and shall remain suspended until such event has been rectified:

A. the trading of our Common Stock is suspended by the SEC, the Principal Market or the NASD for a period of two (2) consecutive Trading Days during the Open Period; or,

B. Our Common Stock ceases to be registered under the 1934 Act or listed or traded on the Principal Market.

Upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

Sample  Calculation  of  Stock  Purchases

The following is an example of the calculation of the drawdown amount and the number of shares we would issue to Dutchess in connection with that drawdown based on the assumptions noted in the discussion below.

Sample  Put  Amount  Calculation

The Put amount may at our election be either (i) $100,000 or; (ii) 200% of the averaged daily volume (U.S market only) of our common stock for the three (3) trading days prior to the applicable put notice date, multiplied by the average of the 3 daily closing bid prices immediately preceding the put date.

The calculation below is based upon average daily volume of our common stock prior to a Put Notice Date of November 15, 2005

Set forth below is a trading summary of our Common Stock for the period from November 10 through November 22, 2005.



Date          Open        High        Low        Close       Volume
---------------------------------------------------------------------
   10-Nov-05  0.35        0.35        0.34       0.34          1,585
   11-Nov-05  0.28        0.34        0.28       0.31         10,985
   14-Nov-05  0.34        0.35        0.29       0.31         53,308
   15-Nov-05  0.40        0.40        0.28       0.32         52,300
   16-Nov-05  0.32        0.39        0.32       0.39         13,000
   17-Nov-05  0.38        0.40        0.35       0.39         92,140
   18-Nov-05  0.39        0.50        0.39       0.50        103,380
   21-Nov-05  0.50        0.50        0.36       0.36        355,069
   22-Nov-05  0.37        0.37        0.27       0.30        351,161



The average daily volume for the 3 trading days prior to November 15, 2005 based upon the foregoing table is 21,959. 200% of the average daily volume is 43,918.

The average of the 3 daily closing bid prices immediately preceding the Put Date of November 15, 2005 ($.31 + $.31 + $.34 divided by 3) is $.32. The total Put Amount based upon the assumptions set forth above is $14,053.76 (200% of the average daily volume of the Common Stock for the three (3) trading days prior to the applicable put notice date (43,918), multiplied by the average of the three
(3)  daily  closing  bid  prices  immediately  preceding  the  Put Date ($.32)).

Sample  Calculation  of  Purchase  Price

The Purchase Price shall be equal to ninety-five percent (93%) of the lowest closing highest posted bid price of our common stock during the Pricing Period. The Pricing Period is the period beginning on the Put Notice Date and ending on and including the date that is five (5) Trading Days after such Put Notice Date.

Using the same hypothetical set forth above, the pricing period is November 16, 2005 through November 22, 2005. The lowest closing highest posted bid price of the Common Stock during this period is $.30. The Purchase Price per share is $.279 (93% of the lowest highest posted bid price of $.30).

                               Debenture Agreement

On November 4, 2005 we issued a Debenture to Dutchess in the principal amount of $340,000 with a maturity date of November 4, 2010.

Interest  and  Payments

We will pay 12% annual coupon on the unpaid face amount of the Debenture. We are required to make payments as set forth on the table below.



Convertible
Amount                    Interest Rate        Redemption
 $340,000.00                   12%                125%



                         Amount with
                           Accrued
                           Interest                  Applied to      Applied to   Applied to
            Amount Due    for Period     Payment      Principal       Interest    Redemption
 8/1/2005   $340,000.00   $343,369.46   $ 3,369.46        ($0.00)   $  3,369.46        ($0.00)
 9/1/2005   $340,000.00   $343,369.46   $ 3,369.46        ($0.00)   $  3,369.46        ($0.00)
10/1/2005   $340,000.00   $343,369.46   $ 3,369.46        ($0.00)   $  3,369.46        ($0.00)
11/1/2005   $340,000.00   $343,369.46   $40,498.44   $ 29,703.18    $  3,369.46   $ 37,128.98
12/1/2005   $310,296.82   $313,371.91   $40,498.44   $ 29,938.67    $  3,075.10   $ 37,423.34
 1/1/2006   $280,358.15   $283,136.54   $40,498.44   $ 30,176.03    $  2,778.40   $ 37,720.04
 2/1/2006   $250,182.11   $252,661.46   $40,498.44   $ 30,415.27    $  2,479.35   $ 38,019.09
 3/1/2006   $219,766.84   $221,944.77   $40,498.44   $ 30,656.41    $  2,177.93   $ 38,320.51
 4/1/2006   $189,110.44   $190,984.55   $40,498.44   $ 30,899.46    $  1,874.12   $ 38,624.32
 5/1/2006   $158,210.98   $159,778.88   $40,498.44   $ 31,144.43    $  1,567.90   $ 38,930.54
 6/1/2006   $127,066.55   $128,325.80   $40,498.44   $ 31,391.35    $  1,259.25   $ 39,239.19
 7/1/2006   $ 95,675.20   $ 96,623.36   $40,498.44   $ 31,640.22    $    948.16   $ 39,550.28
 8/1/2006   $ 64,034.98   $ 64,669.58   $40,498.44   $ 31,891.07    $    634.60   $ 39,863.84
 9/1/2006   $ 32,143.91   $ 32,462.46   $40,498.44   $ 32,143.91    $    318.55   $ 40,179.89
10/1/2006   $      0.00   $      0.00   $40,498.44   $ 32,398.75    $      0.00   $ 40,498.44


Subsequent to the Effective Date, Dutchess can either request a payment as set forth in the table above to elect to convert a portion of the Debenture in an amount equal to the payment amount.

Conversion

Dutchess may convert the face amount of the Debenture, plus accrued interest, in whole or in part by giving us written notice. The conversion price shall be equal to the lesser of (i) the lowest closing bid price of the common stock between October 18, 2005 and the date of the filing with the SEC of a registration statement covering the shares issuable under the debenture or (ii) $.27. No fractional or scrip shares will be issued on conversion. In addition, in the event that any portion of the Debenture remains outstanding on the Maturity Date, such outstanding amount shall be automatically converted into shares of our common stock. In the event that we do not make delivery of the common stock as instructed by Dutchess, we shall be obligated to pay to Dutchess 3% in cash of the dollar value of the Debentures being converted, compounded daily, per each day after the 3rd business day following the conversion date that the Common Stock is not delivered to Dutchess.

The number of shares included in this Registration Statement with respect to the Debenture is 1,259,259. This is based upon a conversion price of $.27.

Events  of  Default

We  will  be  considered  in  default  if  any  of  the following events occurs:

(a) we do not make a Payment of the principal of the Debenture by conversion into Common Stock within five (5) business days of the Maturity Date, upon redemption or otherwise;

(b) we do not make a payment, other than a payment of principal, for a period of three (3) business days thereafter;

(c) any of our representations or warranties contained in the Subscription Agreement (executed in connection with the Debenture Agreement) or the Debenture were false when made or we fail to comply with any of our the agreements executed in connection with Debenture and such failure continues for a period of five (5) business days, and such default in not cured within five (5) business days after the receipt of notice from Dutchess;

(d) we, pursuant to or within the meaning of any Bankruptcy Law; (i) commences a voluntary case; (ii) consents to the entry of an order for relief against us in an involuntary case; (iii) consents to the appointment of a Custodian on our behalf or for all or substantially all of our property or (iv) makes a general assignment for the benefit of our creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against us in an involuntary case; (B) appoints a Custodian on our behalf or for all or substantially all of our property or (C) orders our liquidation, and the order or decree remains unstayed and in effect for sixty (60) calendar days;

(e) our Common Stock is suspended or no longer listed on any recognized exchange including electronic over-the-counter bulletin board for in excess of five (5) consecutive Trading Days;

(e) we violate any terms and conditions of the Registration Rights Agreement executed by us in connection with the Debenture Agreement;

(f) the Registration Statement, of which this Prospectus forms a part, underlying the Debenture is not declared effective by the SEC within twelve (12) months of the Issuance Date.

In  the  Event  of  Default,  Dutchess  may  among  other  things:

(a)  elect  to  secure  a  portion  of our assets not to exceed 200% of the Face
Amount  of  the  Note,  in  Pledged  Collateral;

(b) elect to garnish Revenue from us in an amount that will repay the Holder on the payment schedule set forth above;

(c) exercise its right to increase the Face Amount of the Debenture by ten percent (10%) as an initial penalty and for each Event of Default under the Debenture;

(d) elect to increase the Face Amount by two and one-half percent (2.5%) per month (pro-rata for partial periods) paid as a penalty for liquated damages which will be compounded daily;

If the Registration Statement, of which this Prospectus forms a part, underlying the Debenture is not declared effective by the SEC within twelve (12) months of the Issuance Date. Dutchess may elect to switch the Conversion Price to such amount as shall be equal to the lesser of a) $.27 or b) seventy percent (70%) of the lowest closing bid price of the Common Stock during the fifteen (15) trading days prior to conversion.

Limitation  on  Amount  of  Conversion  and  Ownership

The Debenture provides that Dutchess shall not be entitled to convert that amount of Debenture into common stock, which when added with the sum of the number of shares beneficially owned by Dutchess would exceed 4.99% of the number of shares of our common stock outstanding on the conversion date.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our condensed consolidated financial statements and notes to those statements. In addition to historical information, the following discussion and other parts of this quarterly report contain forward-looking information that involves risks and uncertainties.

OVERVIEW

Hybrid Fuel Systems is engaged in the automotive aftermarket through developing and commercializing systems which convert diesel and gasoline engines to operate on natural gas and propane. The Company's principal technology is embodied in five US Patents and several foreign patents pending licensed to Hybrid on a world-wide exclusive basis. The Company also resells medium and light-weight vehicle conversion systems under an agreement with ECO Fuels, Inc. and we resell and service fuel filling stations. We have sought to insert our technology into the marketplace through original equipment manufacturers (OEM) parallel with expanding our direct-to-consumer activities.

We conduct our operations from locations in Florida, Georgia and Oklahoma. We have established a network of trained installation partners in approximately 14 states. Our facilities in Georgia comprise 12,000 square feet in which we operate two fully equipped engine rooms, control room and house various Horiba emission testing equipment. We completed the build-out of our engine rooms during September 2005 and we are engaged in finalizing the footprint and calibration of the Horiba emission testing equipment.

The following discussion provides insights into our commercialization progress, state of operations and liquidity. In our opinion, we are positioned to show meaningful revenue growth in the fourth quarter and to enter 2006 in the most favorable position in the life of our Company.

To increase an understanding of our business plan, a summary of recent industry changes is helpful. The domestic alternative fuels segment of the automotive aftermarket was primarily born out of the need to comply with EPA and worldwide mandates relating to emissions discharge. Previously, there was little or no price differential between gas or diesel and natural gas or propane. The sale of systems similar to our dual fuel approach were sold without regard to the economic consequences of the buyer. In the course of implementing the EPA plan, federal and state authorities made available financing through grants in that each grant was designed to seek out technologies which could bring vehicles into EPA compliance. Since there was no economic factor involved in the sale, i.e., the product didn't have to promise a return on investment, these systems were priced at rates inconsistent with an economic based sale. As the granting authority was concerned with emissions and not profits, there was no incentive to offer systems at conventional rates. As a result, conversion systems were not appealing to either the OEM or the general consumer.

The pricing of fuels worldwide has changed that dynamic and in so doing, has resulted in a paradign shift in the economic appeal of our product line. Typically, domestic gas or diesel costs on average $1 to $2 a gallon more than either natural gas or propane. Worldwide in places like China and South America, natural gas is even more attractive with price differentials in the $2 to $4 per gallon range for natural gas over either diesel or gasoline. For the first time in the life of our product line, there is a strong economic incentive to convert a vehicle. The fact that natural gas is inherently cleaner to burn than either diesel or gasoline is now perceived as an added bonus but not the justification for the purchase. We consider this a major industry change that holds the potential to expand our market share. With this industry backdrop, we now briefly discuss the progress of our market penetration strategy beginning with the OEM.

To provide for our OEM development activities, we invested approximately $300,000 into a state-of-the-art facility including two fully equipped engine rooms, a control room and various emission testing equipment. We completed this important facility during September and have been actively developing OEM systems since June 2005. Presently:

- We are developing an electronic system to convert a 2.5L and 3.0L vehicle to a dual fuel vehicle for a Thailand-based arm of a domestic OEM. This client shipped a vehicle to our facility during the first quarter of 2005 and we completed and delivered a prototype system during July 2005. During September, this client ordered four additional systems to continue their evaluation process. We will hand-deliver and aid in the installation of these four systems during the last week November, first week of December 2005.

- We are developing a mechanical system to covert a bus/truck engine to a dual-fuel engine for a China-based OEM. In this case, the client shipped an engine to our facility in Georgia. We have developed this system in one of our development engine rooms and we anticipate shipping a prototype to China during late November, early December 2005.

- We have proposed to develop a system at the request of a domestic OEM primarily engaged in the manufacturing of buses and recreational vehicles. The terms of our proposal require the delivery of a bus to our facility in Georgia and we estimate a preliminary development period of four to six weeks.

- Although not an OEM, we are finalizing a mechanical system for light and medium weight vehicles in Thailand on behalf of a regional distributor.

Challenges that we have met in pursuing our OEM pathway principally relate to price and to a lessor degree, the bureaucratic nature of the large OEM and the distance between our company and these prospective clients. Our most promising near term OEM opportunities are in commercializing our systems in foreign markets, particularly Thailand and China.

- In those markets, costs to produce items such as our system are substantially lower than the costs we currently pay for domestically manufactured parts and components. If we are unable to reduce the costs of our system through in-country manufacturing, it is unlikely we can successfully sell our system in those markets. We are currently in discussion with several manufacturers in Thailand and Malaysia and we are confident our system can be manufactured at competitive rates at those locations.

- The process typically engaged by OEM's begins with a technology evaluation on an individual and competitive basis. As this is a documented procedure, it typically must follow a series of steps which can take an extended period of time. We have no control over this process or the length of time each OEM may dedicate to their respective evaluation.

- The physical separation between Thailand, China and our facilities in Georgia as well as interacting with technicians fluent in a foreign language has worked to slow down the pace of development. While we have not encountered any serious complications based on this geographic separation, what normally would take a day or so can extend into a week or longer. We anticipate that as we develop our foreign relationships and move from a development to a vendor status, the distance between our companies will not cause a meaningful problem.

We are unable at this time to predict what sales will result from this developmental activity. However, we believe that any sales through an OEM pipeline will provide a strong position from which to expand within that segment of our marketing strategy. Our parallel pathway into the marketplace is through an expansion of our domestic direct commercialization program. Presently:

- We currently hold EPA Certifications for five engine platforms which encompass approximately 35 specific vehicle models. A complete list of the vehicle models which are compatible with our EPA Certified systems is available through our Internet website at hybridfuelsystems.com.

- We are completing fleet conversions with the Dallas County School system and recently completed converting a portion of a taxi fleet in Arizona.

- We have trained (which includes the sale of a system/conversion of a vehicle) to 11 installation partners located in approximately 14 states. Against this backdrop, we intend to establish a sales office in four to six of these markets during 2006. This coast-to-coast network is an essential part of our retail selling program.

- We have executed a sub-license with WITCO Intl. WITCO Intl is owned by WITCO Systems, a Wisconsin-based company which is the largest Dae Woo forklift distributor in North America. WITCO's territory includes China and India and we are in discussions now with WITCO to expand their license throughout Asia.

- We have executed a sub-license with McCooey Engineering based in the United Kingdom. McCooey Engineering, among other things, provides all field service support for John Deere equipment in the United Kingdom. We have worked with McCooey for over a year and they are now installing systems at the approximate rate of 5 per month.

Challenges that we have encountered in establishing and expanding our direct selling program include:

- Availability of parts, particularly the specialized injectors which are necessary for our propane systems. While we haven't experienced a shortage of injectors for our CNG systems. However, we experienced a severe slow down in the conversion of the Dallas County School system as our supplier was unable to purchase propane injectors. The back order problem has been solved and we are receiving injectors once again. We have also taken this opportunity to evaluate a second injector which, once modified, will provide us a backup source.

- Sufficient skilled labor to complete our installations. While we have been able to hire three additional qualified mechanics for our Oklahoma operations, locating individuals skilled with mechanics as well as working around compressed gases has worked to create a modest backlog in our installation scheduling. We believe this problem is being alleviated principally through establishing our coast-to-coast network of qualified installation centers as well as continuing to interview and hire qualified employees.

While we are unable at this time to forecast our revenues for the retail component of our marketing strategy, we are completing a year where we have sold and installed more systems than any previous four year period combined. Our outlook for 2006 indicates we should outperform 2005 on a quarter by quarter basis. Further, we believe establishing four to six new sales offices during 2006 will work to substantially compliment our existing efforts.

Liquidity

We  believe  we are on track to become profitable during the first quarter 2006.
If we are correct, our need for financing will be limited to capital improvements or product development. During November 2005, we concluded a round of financing with Dutchess Fund which, when our registration is declared effective, provides up to $5,000,000 in equity financing. We believe that our earnings from anticipated revenues together with access to our equity line provides for all our capital needs for the foreseeable future.

Calculating  the  comparisons  between  our  reporting  periods

Providing meaningful insight into our product and manufacturing costs as well as expenses incurred in delivering our technology have been difficult because we have previously sold our systems at the rate of one or two a month under federal and/or state grants. We have not had the ability for our product to take advantage of quantity discounts in our raw materials and component parts. Further, our labor costs in our present environment would appear unusually high given our revenues. However, in order for us to position our company to maximize opportunities, we have found it necessary to engage professionals and mechanics in sufficient number to complete the build-out of our facility in Atlanta as well as developing new systems.

We have attempted in the following two sections to provide some insight into the changes in our financial results on a three month and nine month basis. However, given the factors sited above, we don't believe these comparisons are indicative of our future operating performance.

Three Months Ended September 30, 2005 Compared to Nine Months Ended September 30, 2004

Our current assets increased 636% from $73,498 at the year ended December 31, 2004 to $541,186 for the period ended September 30, 2005 and during this same period our total assets increased by approximately 6031% from $82,005 to $5,028,093. Total liabilities during this period increased by 200% from $753,258 at the year ended December 31, 2004 to $2,256,488 at September 30, 2005. Our Shareholders' Deficit decreased during this nine month period from $(671,253) at the year ended December 31, 2004 to $ 2,771,605 at September 30, 2005.

In comparing profit and loss during the three month period ended September 30, 2004 and 2005, our revenue and gross profits increased by 571% and (38%), respectively from $33,418 and $10,681 to $224,299 and $6,619. The increase in revenues during this period were principally due to our acquisition of DRV Energy and the EPA certified systems which were a part of that acquisition.
Comparing these two periods, our operating expenses decreased to 1% from $ 665,054 for the three months period ended September 30, 2004 to $657,141 for the period ended September 30, 2005. Our net loss for the three months period increased approximately 10% from $(1,286,037) for the three months ended September 30, 2004 to $(1,413,903) for the three month period ended September 30, 2005.

Nine Months Ended September 30, 2005 Compared to Nine Months Ended September 30, 2004

In comparing profit and loss during the nine month period ended September 30, 2004 and 2005, our revenue and gross profits increased by 127% and (54%), respectively from $122,589 and $71,743 to $278,035 and $33,058. The increase in revenues during this period were principally due to our acquisition of DRV Energy and the EPA certified systems which were a part of that acquisition.
Comparing these two periods, our operating expenses increased to 85% from $1,058,672 for the nine months period ended September 30, 2004 to $1,955,964 for the period ended September 30, 2005. Our net loss for the nine months period increased approximately 109% from $(1,627,605) for the three months ended September 30, 2004 to $(3,397,244) for the three month period ended September 30, 2005.

RESULTS  OF  OPERATIONS

COMPARISON  OF  FISCAL  YEAR  ENDED  DECEMBER  31,  2003  AND  DECEMBER 31, 2004

Balance  Sheet

Assets

For the year ended December 31, 2003, we had current assets of $28,938 and total assets of $44,515. For the year ended December 31, 2004, current assets increased 153% to $73,498 and total assets increased 84.2% to $82,005. The increase of approximately $44,500 was the result of acquiring certain minor equipment and the accumulation of various parts required to continue our research and development. However, in the future, we may acquire more or less equipment and parts and this purchase should not be taken as a standard in our operating condition.

In addition, during the first quarter 2005, we arranged for the purchase of various Horiba and other emission testing equipment for $40,000. The seller which is a utility operating in Georgia had been active in the alternative fuels industry in the late 1990s and had since curtailed that portion of their business and stored all the idle equipment. As our operations are located in Atlanta, Georgia when we began to set up our new facilities in PeachTree City, Georgia, we informally inquired the availablility of this equipment. We were informed that we could purchase the entire room of equipment for a one-time payment of $40,000. We did not purchase any other assets or liabilities and there are no further obligations. The seller of the equipment is not a related party to our Company. In addition, during February 2005 we made a $76,000 deposit toward the purchase of a new Taylor dynometer at a total cost of approximately $232,000. Final delivery is expected during September 2005. We intend to locate the equipment in our new 12,000 square-foot facility in PeachTree City, Georgia.

Liabilities

For the year ended December 31, 2003, we had current liabilities of $1,456,199 and total liabilities of $1,986,199 including $530,000 of redeemable securities. For the year ended December 31, 2004, current liabilities had been reduced by $702,941 or 48.3% to $753,258 and total liabilities had been reduced by $1,232,941 to $753,258 or 61.9%. The significant reduction in our current and total liabilities was made possible solely by the cash investments made by White Knight. These liabilities were created over an extended period of time from approximately 1999 through 2003.

During this period, convertible debt in default was reduced by 72.4% from $283,200 at year ended December 31, 2003 to $78,200 at year ended December 31, 2004 through a negotiated settlement with a series of note holders and the issuance of our common stock. During the 2004, we repaid amounts owed to the Internal Revenue Service since 1999. In addition, we reduced the sales and payroll taxes payable by $115,151 or 47% from $245,245 at year ended December 31, 2003 to $130,094 at the year ended December 31, 2004. The negotiated settlement with the note holders, the payment of past due federal payroll taxes are both one-time events which we believe will not occur again. These reductions in significantly past due federal taxes were made possible by infusions of cash by White Knight and were not repaid from our operational revenue.

Since the year ended December 31, 2004, we have reached a settlement with the item listed as accounts payable in settlement which relates to debts incurred during 2001 and 2002 and we have negotiated a settlement with PeachTree National Bank which is listed as debt in default. We anticipate both these items will be liquidated by the year ended December 31, 2005.

Stockholders'  Deficit

For the period ended December 31, 2003, we reflected $3,987,712 in paid-in capital and $12,164 of common stock and a shareholder deficit totaling $(1,941,684). For the period ended December 31, 2004, paid-in capital increased by approximately 117.6% to $8,916,407 and the common stock had increased by 438.5% to $65,510. During the 2004 fiscal year, total shareholders' deficit was reduced 65.4% from $(1,941,684) at the year end December 31, 2003 to $(671,253)
at  year  ended  2004.

In summary, during the twelve months ended December 31, 2004, we increased current assets by 84.2% and total assets by 12% while reducing current liabilities by 48.3% and total liabilities by 72.4%. During this period, we increased paid-in capital by 117.6% and common stock by 438.5% while reducing shareholders' deficit by 65.4% and increasing shareholders' equity by $1,270,431. These reductions in liabilities and increases in assets were the direct result of the negotiated settlements and direct payments made by White Knight on our behalf. As these changes to our financial condition were the result of capital provided and not derived, it is impossible to associate these changes with our prospective future operating results except to observe they represent an improvement in our financial condition over the previous reporting period.

Statement  of  Operations

For the year ended December 31, 2003, we posted revenues of $231,269 and gross profit of $155,354. During 2004, we dedicated our resources to reengineering the technology and to pursuing the EPA/CARB technology verification described elsewhere in this report. As a result, revenues during 2004 decreased by approximately 40.1% to $138,724 and gross profit decreased by 49% to $79,336. Previously, all our revenue were derived exclusively through selling our systems to certain governmental entities and municipalities who had received grant funds for the purpose of converting vehicles to achieve an emissions target. The reduction in sales is a function of grant availability and the abilities of our sub-licensee to aquire such grant projects. A major thrust of our marketing strategy going forward is to pursue the commercial marketplace as predicating our business success on the realibilty of consistent grant financing is unreliable.

During the 12 month period ended December 31, 2004, our consulting fees increased by approximately 101% from $203,859 to $410,183 and our research and development costs increased from $0 at year ended 2003 to $130,814 at year ended December 31, 2004. The majority of the research and development costs were incurred in connection with EPA/CARB verification application. Compensation during this period increased from $110,013 at year ended December 31, 2003 to $1,415,576 at year ended December 31, 2004. However, approximately $1,200,000 or 84.7% of the compensation expenses were one-time issuances of stock to our employees and consultants. The cash compensation was approximately $216,000.

Total operating expenses during the 12 months ended December 31, 2004 increased from $515,689 to $2,113,045. Total operating expenses minus the one-time charge for the issuance of stock was $913,045. This increase in our cash expenses during this period was because we had the available cash (provided by White Knight) to meet a number of our past due obligations. Many of these expenses were incurred prior to 2004. Our net loss increased from $548,821 at year ended December 31, 2003 to $2,972,473 at year ended December 31, 2004. Our overall net loss for this period is principally the result of White Knight providing capital to meet our obligations created prior to January 2004 and our efforts to re-engineer our technology.

Basic and diluted loss per share increased from $(0.05) at the year ended December 31, 2003 to $(0.12). Taking into account the one-time charge for the issuance of stock, during the 12 month period ended December 31, 2004, the basic and diluted loss per share would have been approximately $(0.09).

In summary, during the twelve month period ended December 31, 2004, our revenues and gross profit decreased by 40% and 49% respectively and operating expenses including the one-time charge for the issuance of stock increased 309.8%, research and development increased by 100% and compensation increased by 1,186.7% and the basic and diluted loss per share increased by 140%. Excluding the one time charge for the issuance of common stock, total operating expenses increased by 77%, compensation increased by 96.3% for the periods ended December 31, 2003 compared to the same period ended December 31, 2004. However, the change in revenues and gross profit are incidental in that during this fiscal period we sold a total of less than approximately 12 dual fuel systems. Lacking any meaningful sales at all, the changes we encountered in our operating posture, consulting fees, compensation and our net loss to operations are the result of rebuilding our enterprise and not as a result of our operations. Further, we don't believe the majority of these expenses will recur and thus, we don't believe a comparison between these two fiscal periods is in any way indicative of our anticipated future operating performance.

                                    BUSINESS

We were incorporated in the State of Georgia in 1996 to manufacture and market retrofit systems for the conversion of gasoline and diesel engines, stationary or vehicular, to non-petroleum based fuels such as compressed natural gas and liquefied natural gas. We hold a world-wide exclusive license to commercialize the technology embodied in five issued and one pending US patent. Since 1998, we have dedicated our research and development exclusively to conversion systems for diesel-powered engines. We currently offer the Fuel 2(TM) dual-fuel conversion system designed to convert medium and heavy duty mobile diesel engines to operate in a natural gas/diesel dual-fuel mode.

During the first quarter 2005 we completed the acquisition of various Horiba emission testing equipment so that we could accelerate our internal research and development and offer emission testing services for other companies. During the first quarter 2005 we expanded the number of parts and components we offer for resale.

Research  and  Development

Our licensed technology was introduced into the marketplace throughout the 1980's and 1990's through the conversion of gasoline and diesel engines to operate in a dual fuel mode. During this period, commercial versions of the fuel delivery system were developed to fit many older, naturally aspirated, diesel engine types and placed conversion units into engines all around the world. The experiences gained during this period, including conversions on a wide array of engines operating under different conditions with varying fuel requirements, contributed significantly to the subsequent four patents and our first market application referred to as the Fuel2(TM) conversion system.

During the first six months of 2004, we rededicated our development efforts and re-engineered our primary system designed to convert medium and heavy duty diesel engines to operate in a dual-fuel, natural gas and diesel mode for the electronic version of our Fuel2 system. We refer to the commercial version of our dual-fuel system as the Fuel2(TM) system.

Our  Technology  License

All of the technology, know-how, devices and apparatus embodied in the patents and incorporated into the various products sold by us were developed and patented by Frank Davis or Frank Davis and Robby E. Davis. Previously we licensed the worldwide rights to commercialize the dual-fuel technology from a Trust established for the Davis family. In the course of reorganizing our enterprise, we have negotiated a new license agreement with Electronic Control Units, LLP, which we refer to as Electronic Control, to embody all of our technology and know how into one comprehensive, world-wide exclusive agreement. We executed our license agreement with Electronic Control on August 31, 2004. Electronic Control is owned by Frank Davis the technology inventor and holder of the patents.

Under the terms of our license agreement with Electronic Control, we have the worldwide exclusive right to use, manufacture, lease and/or sell products and/or systems embodying the following patents and related technical know-how:

1. U.S. Patent Serial No. 5,083,547, dated January 28, 1992 for a natural gas and air mixing device;

2. U.S. Patent Serial No. 5,408,978, dated April 25, 1995, for a natural gas and air mixing device;

3. U.S. Patent Serial No. 5,370,097, dated December 6, 1994, for a dual fuel control system which controls the flow of liquid fuel alone or in combination with a gaseous fuel;

4. U.S. Patent Serial No. 5,103,795, dated April 14, 1992 for a natural gas and air mixing device;

5. U.S. Patent Serial No. 4,479,466, dated October 30, 1984 for a natural gas and air mixing device; and

6. U.S. Non-Provisional Application No. 10/668,589, methods and apparatus for operation of multiple fuel engines, filed September 23, 2003.

Our license agreement with Electronic Control will expire upon the later of (i) the expiration of the last-expiring patent covered, including any extensions, or
(ii) August 31, 2014. In exchange for the worldwide exclusive license rights described above, we are required to make a one-time license acquisition payment of $250,000 which is due and payable on the earlier to occur of: (i) August 31, 2005, (ii) our closing on an equity or debt financing, or a combination thereof, in which we receive gross aggregate proceeds in an amount no less than USD$1 million, or (iii) the sale of the 100th unit.

In addition to the one-time fee, we are required to pay $250.00 per unit sold (we estimate at this time our units will range in price from $3,500 to $4,500 each) with a minimum royalty of $250.00 and maximum royalty of $1,000 for each unit. We are further obligated to pay a royalty rate of 3.5% for any items which are not included in the per system royalty calculation, such as spare parts and consulting services. Under the terms of the license agreement, we are obligated to sell a minimum of 750 units during 2005 and 2,500 units during 2006 and for each subsequent year during the term of the license.

Electronic Control shall have the right to immediately terminate the license agreement by giving written notice to us in the event we:

1. are adjudicated bankrupt or insolvent, enters into a composition with creditors, makes an assignment of all or substantially all of its assets for the benefit of its creditors, or if a receiver is appointed for its assets;

2. fail to produce, manufacture, sell, market, or distribute or cause to be produced, manufactured, sold, marketed, or distributed the Units;

3. or our affiliates, agents, distributors or sublicensees is in material breach or default of any provision of the Proposed License Agreement which default or breach is not cured within the applicable time period;

4.  fail  to  pay  the  royalty  when  and  as  it  becomes  due  and  payable;

5. or our affiliates, agents, distributors or sublicensees pledge, lien, mortgage, secure or otherwise encumber the Licensed Patents in any manner, whether arising by contract, as a matter of law, by judicial process or otherwise;

6. experiences a material adverse effect in the financial condition, operations, assets, business, properties or prospects of the Company. " Material adverse effect." means any event, change, violation, inaccuracy, circumstance or effect that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), capitalization, operations or business of the Company;

7.  fail  to  maintain  our  status  as  a  public  company.

Our  Chief  Technology  Consulting  Agreement

In order to provide us with continued access to the technology inventor Mr. Frank Davis, we have entered a consulting agreement with Electronic Controls.
Under the terms of the consulting agreement, we are to compensate Electronic Fuel Technology LLC $7,000 per month until we complete our current verification after which our payments will increase to $12,000 per month. We opted to increase the monthly payment from $7,000 to $12,000 effective January 1, 2005. Under the terms of the consulting agreement we are also required to provide health insurance to Mr. Frank Davis and his wife, effective January 1, 2005. In exchange for such payments, we receive, among other services, the following consulting services:

1. general advice, guidance and counsel to, and consultation with, our senior management with respect to all aspects of our business, including with respect to operating, financial and organizational matters; manufacturing, marketing, planning and other activities; and

2. technical assistance with respect to inventions, patents, patent applications, and other intellectual property rights and interests; and

3. maintain a regular, ongoing and routine physical presence at our Atlanta area research, development, and distribution center.

Our  Product

We are currently engaged in commercializing the Fuel 2(TM) system that allows a medium or heavy duty diesel engine to operate in a dual-fuel, diesel/natural gas mode. There are three main components to our Fuel 2(TM) system:

(i)  the  Electronic  Control  Unit  or  ECU,

(ii)  the  gas  air  mixing  device  and

(iii)  the  measuring,  monitoring  and  reporting  devices.

Our system can typically be installed in a day by two qualified technicians. In addition to the installation of our system, our customers must also mount fuel storage tanks and linkage. Typically, it takes approximately one day to install fuel storage tanks and linkage.

The conversion of a vehicle to a dual fuel mode requires our Fuel 2(TM) system together with a catalytic converter, fuel storage tanks and linkage. The catalytic converter must be purchased from an approved vendor. The fuel storage tanks and linkage can be purchased by our customers on the open market. We do not provide the catalytic converter or fuel storage tanks.

Product/technology  development

Prior to December 2003, we had been unable to conduct any meaningful product development due to lack of capital. As a result, since inception in 1996, we have been unsuccessful in any meaningful sales of its technology. Between January and June 2004, we spent six months re-engineering the electronic version of our Fuel2 system. As discussed elsewhere in this report, during June 2004, we commenced the independent testing required in order for our Fuel2 system to receive EPA/CARB verification.

Sales  and  Marketing

Facilities

Prior to December 2003, we shared our office and work space with the technology inventor. This facility had no meaningful testing or research and development equipment. The research and development we conducted during the first six months of 2004 required us to make use of our licensee's facility in Texas.

During December 2004, we negotiated a lease for a 12,000 square foot facility in PeachTree City, Georgia. During the first quarter 2005, we acquired a variety of Horiba emission testing equipment. Further during 2005, we acquired a Taylor dynamemter designed to handle heavier vehicles. Our new facility, when fully installed and calibrated, will have two engines rooms and a state-of-the-art emission testing lab. We believe this asset will allow us to substantially accelerate the development of future products as well as permit us to offer the greatest degree of efficiency for our customers.

We have no off-balance sheet items connected with our Company or our operations.

Certain  expectations  for  2005

We believe our dual-fuel technology has immediate market potential outside of the United States with particular emphasis on areas with a significant differential between the cost of diesel and natural gas. We will continue our primary objective to complete the EPA/CARB verification.

The Company is also pursuing the use of its technology with stationary diesel engines and on new vehicles manufactured after 2004. We are also exploring the use of our technology in bio-diesel and synthetic field applications.

Technology  Verification

Our Fuel 2(TM) system is designed to operate with medium or heavy duty diesel engines in a dual-fuel, diesel/natural gas mode. Vehicle emissions are regulated by federal and state agencies with respect to the output of certain atmospheric pollutants. A technology which impacts vehicle emissions, such as our Fuel 2(TM) system, must be independently evaluated followed by formal recognition that the use of our technology is not likely to cause a vehicle to operate in violation of emission limitations. Federal and State agencies have developed a series of programs designed to verify the emission output of a particular technology. Without such verification, we will not be unable to sell our Fuel 2(TM) system within the United States.

The EPA and California Air Resource Board (CARB) have both signed a "memorandum of agreement" to establish reciprocity and coordination of their efforts to evaluate and verify emission reduction technologies and products. Under the agreement CARB conducts the verification of technologies such as our Fuel2(TM) system under a program titled "Diesel Emission Control Strategies Verification" which involves different paths depending on the type of emission reduction technology.

Essentially,  the  protocol  to  receive  verification  includes:

o Step 1: three hot starts and three cold starts conducted in a controlled environment at a certified independent lab and those results are submitted to the CARB together with a proposed protocol to conduct a 1,000 hour durability test;

o Step 2: a 1,000 hour durability test is required together with 200 hours of field operation;

o Step 3: upon completion of the durability cycle, a second series of three hot starts and three cold start emission tests are conducted by the certified lab.

If the emission report provided in step 3 demonstrates reductions in NOx and PM in keeping with published goals, the technology will become verified. To receive a verification of our technology as an emission control device, we must demonstrate the ability to reduce nitrogen oxides or NOx by at least 15% and particulates or PM by at least 50%.

Our  Fuel2(TM)  system  Verification

We are pursuing sales of our Fuel 2(TM) system in the United States as well as certain foreign markets. During the fourth quarter, 2004, we actively began the verification process for our Fuel 2(TM) technology. During October, we received our first round of emission measurements. We repeated the first portion of the testing protocol in order to achieve at least a 25% reduction in NOx. A 25% reduction in NOx would make us eligible for various federal and state grants. We have not yet been successful in achieving a 25% reduction in NOx. The following table details the results of our three official test results relating to the first component of the protocol detailed above:



---------------------------------------------------------------------- -------------------------
                                                                 NOx                       PM
---------------------------------------------------------------------- -------------------------
Required minimum emission reductions for verification             15%                       50%
---------------------------------------------------------------------- -------------------------
Hybrid's Fuel2 October 2004 results                             19.3%                       73%
---------------------------------------------------------------------- -------------------------
Hybrid's Fuel2 January 2005 results                             22.9%                     78.9%
---------------------------------------------------------------------- -------------------------
Hybrid's Fuel2 February 2005 results                            17.9%                     56.5%
---------------------------------------------------------------------- -------------------------


We will continue to report on our progress for this essential component to our business as soon as results are available.

Our  Emissions  Lab

Among the equipment we've acquired and located in our Atlanta, Georgia facility include:

                           7 Rack Horiba Gas Analyzers

                     2 Rack Horiba Constant Volume Samplers

                              1 Horiba Air Sampler

                         2 Horiba Air Sampler Hang Racks

               1 Horiba 48" Chassis Dyno w/controller & Power Rack

                        1 Horiba CDC 900 Dyno Controller

              1 Horiba Power Converter 2 Horiba Rack NOx Analyzers

                            1 Horiba Exhaust Analyzer

                           1 Varian Star Gas Analyzer

                                1 Zeo Air Supply

                               1 Zeo Air Generator

                         1 Horiba Infrared Gas Analyzer

                             2 Clayton Dynamometers

In addition, we have also purchased a Taylor 535 horsepower dynometer to address heavy-duty vehicles. Once the above listed equipment is installed, upgraded and calibrated, we can offer services as an independent emissions lab.

We estimate our emission lab will be ready to offer services as an emission testing facility after August 1, 2005.

The  Fuel  2(TM)  Marketplace

The universe for our Fuel 2(TM) conversion system encompasses all medium and heavy duty diesel powered trucks and buses. The number of vehicles which are eligible for our technology represent an estimated 3% or 3,660,000 units of the total population of medium and heavy duty trucks and buses operating within the United States.

According to the United States Department of Transportation, Federal Highway Administration (FHA) and the 2000 US Census there are a total of 83,800,000 trucks and buses in the United States. The FHA further defines this segment to consist of 92% "light trucks" (74,000,000); 8% "medium trucks and buses" (4,400,000), and; 2% "heavy trucks and buses" (1,700,000). The vehicle manufacturers truck classifications defines light trucks" as those with a weight of 0 - 14,000 lbs; "medium trucks and buses" as those with a weight of 14,001 - 33,000, and; "heavy trucks and buses" as those with a weight of 33,001 and higher.

The population of vehicles available for our Fuel 2(TM) technology based on size consists of approximately 6,100,000 units or 8% of the total population of trucks and buses. We have no reliable data which provides an estimate about what percent of the 6,100,000 units are diesel or which operate on a host of other fuels such as gasoline, dedicated natural gas and hybrid vehicles. However, our experiences indicate that more than 60% or 6 out of ten medium and heavy duty trucks and buses are dedicated diesel vehicles and therefore, immediately eligible for our technology.

As a result of the foregoing factors, we estimate the number of trucks and buses operating within the United State which are immediately eligible to benefit from our Fuel 2(TM) technology are approximately 3,660,000 or 3% of the total US truck and bus population.

Our  Marketing  Strategy

We offer our Fuel 2(TM) system to parties interested in lowering their transportation costs through the use of fuels that are less costly than diesel or to achieve a certain reduction in emission pollutants or both. We believe our Fuel 2(TM) system differentiates from competitive technologies in respect to price, universal applications, ease of installation and fuel displacement. Successful verification of our Fuel 2(TM) system as an Emission Control Device would enhance our competitive position.

We are currently engaged in introducing our Fuel 2(TM) to the marketplace through a strategy that:

o Positions our Fuel 2(TM) system as means to take advantage of lower priced natural gas verse diesel as a fuel source. The US Department of Energy publishes a report approximately every six months titled Alternative Fuel Price Report. The first report was published during the year 2000. To date, there have been 13 issues of the Alternative Fuels Price Report issued approximately every six months except during 2002 when four reports were issued. According to the report, the average price of a gallon of diesel over a five year period was $1.52. The average cost of an equivalent gallon of Compressed Natural Gas or CNG during the same five year period is $1.18. Consumers utilizing CNG during this five year period could reduce their fuel costs by an annual average of 22%. We believe this annualized savings can offset the purchase price of conversion. The ability to recoup investment through fuel savings would be primarily a function of mileage.

o Market our Fuel 2(TM) system as an Emission Control Device. As discussed elsewhere in this report under the heading Our Verification Progress, the use of our Fuel 2(TM) system together with a specialized catalytic converter has been demonstrated to lower the emissions an average of NOx by 20.03% and PM by 69.46%.

o Our Fuel 2(TM) system at a price point substantially less than the cost of alternative dedicated-engine dual-fuel technologies. The added cost to acquire a new natural gas powered medium and heavy duty engine instead of a conventional diesel engine is approximately $20,000 to $30,000. The cost to convert an existing diesel engine to operate in a dual-fuel mode is approximately $40,000. The retail cost of our Fuel 2(TM) system is $4,500. In the case of all three approaches, the user would also have to purchase fuel storage tanks and a catalytic converter at a cost of approximately $5,000 per vehicle. We believe this system price differential is a significant competitive factor.

o Position our Fuel 2(TM) system as an economic and efficient improvement over diesel catalysts and emission traps. As discussed elsewhere in this report under the head Competition, as an Emission Control Device, our Fuel 2(TM) system is a superior means of reducing harmful atmospheric pollutants over Diesel Oxidation Catalysts and Diesel Particulate Filters.

To aid in the market introduction of our Fuel 2(TM) system, we have adopted a marketing program including:

o Our Vice President, Sales and Marketing makes direct contact with prospective customers in the private sector worldwide;

o We have a license agreement with BAF Technologies to facilitate the sale of our Fuel 2(TM) system to various municipalities and governmental entities in the States of New York and Texas;

o We have a license agreement with DRV Energy to facilitate the sale of our Fuel 2(TM) system throughout the mid-United States marketplace;

o We have a license agreement with Civic Group based in Brazil to facilitate the sale of our Fuel 2(TM) system throughout South America.

o We have entered a Memorandum of Understanding with WITCO, Inc. to commercialize our technology in China and India;

o We have created a program trademarked No School Bus Left Behind Initiative(TM) which seeks the direct sale of our system to school systems throughout the continental United States.

Competition

We face competition from two different types of competitors. The first, which we refer to as technology competitors, produce and sell catalysts and traps, and the second, which we refer to as conversion competitors, that produce and sell dedicated natural gas engines and technologies to convert existing diesel engines.

Technology  Competitors

Our primary technology competition will come from producers of certain catalytic converters, emission traps and filters which are referred to as:
Diesel Oxidation Catalysts and Diesel Particulate Filters. We believe our Fuel 2(TM) system is superior to both of these technologies.

Diesel  Oxidation  Catalysts

Diesel Oxidation Catalysts or DOC's look like an automotive catalytic converter and they act in a similar manner. A typical DOC has a ceramic honeycomb cylinder that fits inside a standard-sized truck muffler. The exhaust passes over the layers of the catalyst bed and comes into contact with a coating of platinum-based or other catalysts.

DOC's are a proven technology for controlling emissions of carbon monoxide, volatile hydrocarbons, and other pollutants that are in gaseous or liquid phases in diesel exhaust. A wide variety of catalytic coatings, sizes and configurations are available from many manufacturers, each one tailored to exhaust flows from particular engines and designed to optimize removal of specific substances. The Fuel2(TM) system uses a DOC to control hydrocarbons and CO.

DOC's can only remove about 20% of a typical engine's PM emissions. What is called "Particulate Matter" is actually a complex and changeable mix of solid carbon particles, sulfate particles and liquids and heavy gases. DOC's can only act upon the liquids and gases of PM, solids and adsorbed liquids pass over the catalytic bed unchanged.

Diesel  Particulate  Filters

Outwardly, Diesel Particulate Filders, or DPF's, resemble DOC's. A typical trap is a ceramic catalyst coated matrix that fits inside of a standard sized muffler. The exhaust passes through a bed of ceramic material, or several of these layers.

The path of the exhaust in a DPF, however, is very different than in a DOC. The DPF forces the smoke through channels of porous ceramic that are deliberately dead-ended; the solid soot particles remain behind in the dead end while the gas is forced through the pores.

If carbon particles continue to accumulate in the traps, the engine exhaust back pressure becomes excessive causing the engine shut down. To prevent such clogging, traps are designed to burn away the accumulated carbon and renew the air flow and cleaning action. This burning away of accumulated carbon is referred to as a regeneration cycle, which may be either continuous or periodic.

The key to successful trap regeneration is temperature: the hotter, the better. Traps have a successful history of operation, particularly in Europe, in engines that operate under high loads and thus have exhaust temperatures exceeding 300 degrees Celsius, a temperature at which regeneration is continual and reliable.

School buses, or any engine that operates in stop-start mode, are more difficult for traps. There have been a series of failed installations of traps on fleets of school buses, particularly in urban areas where frequent stops and low speeds prevent the engines from attaining the temperatures required for successful regeneration. Drivers are alerted to the clogging of the trap by a backpressure sensor, which eventually shuts the engine down or does not allow it to start. (DPF systems are typically sold with a backpressure metering device).

Other  disadvantages  of  traps,  particularly  on  school  buses,  include:

o Traps don't work on older buses. Engines older than 1994, which are often a large part of a school bus fleet, are not suitable for traps;

o Traps require the use of ultralow (15 ppm) sulfur diesel fuel, which will not be generally available until 2006 and will cost 5-10 cents per gallon more than conventional fuel;

o Trap warranties are voided if engine oil consumption is higher than specified for a new engine and if suitably high exhaust temperatures are not maintained; and

o Traps are more expensive, typically $8-10 thousand per vehicle and they increase fuel consumption by about 2%.

Despite the disadvantages, traps are a popular technology even for school bus operation. More sophisticated school bus fleet operators have learned to monitor exhaust temperatures for several seasons before purchasing traps for their fleets. The results of this kind of data logging can show that the particular fleets are not suitable for traps.

Our  emission  control  technology  vs.  competitive  technologies

As the hazards of diesel particulate matter (PM) emissions are more widely understood, environmental regulators, interest groups and parents will press to reduce emissions from the trucks and buses that are now on the road. Newer vehicles are cleaner, but diesel trucks and buses are typically in use 20 years or more. Hybrid Fuel Systems allows a conventional truck or bus engine to burn up to 80% natural gas, an inherently soot-free fuel. Independent tests confirm that the Hybrid system reduces PM emissions by 60-80%, making the system an effective particulate control technology.

The following compares the capabilities of the Hybrid Fuel System with conventional catalyst-based retrofit technologies for reducing diesel PM emissions: Diesel Oxidation Catalysts (DOC's) and Diesel Particulate Filters ("DPF's" or "traps").

How  our  technology  compares  with  catalyst  technologies:

o Diesel Oxidation Catalysts (DOC's) are reliable and inexpensive, but can reduce PM by only about 20%;

o Diesel Particulate Filters (DPF's or "traps") are more expensive and can reduce PM by as much as 90%, but have several disadvantages:

o They may clog with soot if exhaust temperature is not high enough to burn off the accumulated carbon;

o Urban stop-start driving, typical school bus operation, is more likely to clog DPF's with soot;

o DPF's are sensitive to contamination; they require ultralow sulfur diesel fuel and cannot tolerate oil combustion from an old engine;

o  DPF's  increase  fuel  consumption  by  about  2%.

Our technology, by contrast, reduces PM emissions by avoiding making soot in the first placeMoreover, Hybrid technology uses cheaper fuel that offsets system costs and can be used with older engines throughout their service lives.

Our technology takes a different approach to controlling particulates. Instead of filtering, trapping, and burning off soot particles, an engine using the HFS system does not make PM in first place.

Natural gas, the fuel that our technology allows diesel engines to burn, is inherently cleaner burning because natural gas is composed of smaller simpler molecules like methane. Methane forms no soot when it burns. Diesel fuel, on the other hand, is a mixture of different sizes of molecules and some amount of these will be very large compounds that are closer to what is found in asphalt. These larger molecules, the aromatic compounds that give diesel fuel its distinctive smell, are difficult to burn.

Because the low PM emissions originate in the fuel itself, the low-PM emissions of the Hybrid system are inherently more durable in the real world of school bus operation.

Other advantages of our fuel system dual fuel technology for PM control include:

o Fuel Cost Savings, Not Increases - Unlike ultralow sulfur diesel fuel, natural gas is less expensive, producing an operating cost savings which pays for the system installation and operation.

o Works With Older Buses - HFS technology may be used for pre-1994 bus engines, which often make up a large part of the fleet. Although these older buses often have a long remaining life, they are the dirtiest engines and pose the greatest health risk.

o Works Consistently - Unlike traps, HFS systems will continue to work as engines wear and more oil is used. Also, the HFS system does not compromise the reliability of the transportation service; the system can be bypassed and the bus operated on diesel mode, instead of stranding the vehicle.

Conversion  competitors

There are relatively few alternative systems for converting medium and heavy-duty diesel engines to natural gas. The competing systems offered by competitors described below are more expensive than our technology or are limited in their application to specific engine lines.

o IMPCO Technologies, Inc. IMPCO, which has headquarters in Cerritos, California, is one of the largest and oldest designers and manufacturers of hardware for converting internal combustion engines to natural gas and propane. As of July, 2002, the company had 510 employees, of which 354 were directly involved in the design, manufacture and sale of conversion technologies.

o IMPCO has developed a system for converting diesel engines to natural gas which it is marketing, principally in Europe, as " Eclipse". This system differs from our system in that the internal components of the engine are extensively modified and conversion systems are available for relatively few engines. The " Eclipse" system conversion costs for a typical truck are reported to exceed $50,000.

o Clean Air Power formerly " Clean Air Partners.", is a San Diego, California-based joint venture, operating since 1991, which develops systems which enable diesel engines to use natural gas in a dual fuel mode. The company has a " dual fuel" system which shares several features with our technology. The Clean Air Power systems are marketed and serviced through the distributorships and service facilities of Caterpillar, Inc.

Like the IMPCO Eclipse technology, the Clean Air Power system technology has the advantages of a capable corporate technological development effort and an extensive marketing and servicing network. However, these systems require extensive internal engine modifications, are available only for certain Caterpillar engines series, and are more expensive than most customers can justify on the basis of immediate fuel savings. We believe the decision to change the entity name to Clean Air Power in part reflects a change in emphasis toward stationary engine power generation systems, where more expensive conversion systems are more easily justified.

o Westport Innovations Inc. Westport is a publicly traded company based in Vancouver, British Columbia, which develops natural gas operating systems for Cummins diesel engines. The company's " Westport-Cycle." engines are not designed for retrofit markets and like the IMPCO and Clean Air Power systems, are currently out of the price range of most prospective customers

o The Innovative Technology Group, Corp. (ITG) located in Fort Lauderdale Florida offers an open loop conversion system retrofit for all brands of diesel engines, any size, at any location, without spark plugs, to fumigation natural gas/diesel dual fuel operation. Diesel fuel is reduced by as much as 80% to become a pilot ignition source for low pressure natural gas which enters the engine with combustion air. Diesel engines can be retrofitted, in the field. If gas is lost, the engine automatically reverts to full diesel fuel until gas is restored. ITG does not sell engines but converts engines sold by others. We are unable to locate any information relating to the ITG system. However, from a review of ITG's internet web site, it appears they focus primarily in on the stationary diesel market.

                            Manufacturing & Inventory

We currently utilize contract manufacturers for key components of Fuel 2(TM) system and assemble the components in-house. In order to operate converted vehicles on natural gas, natural gas storage tanks must be installed on the converted vehicle. We do not include gas storage tanks in our conversion system. The customer purchases these separately from a number of companies who manufacture them, or from us at the customer's request.

During December 2004 we leased a 12,000 square foot facility in Atlanta, Georgia to house our engine room, emission lab, stock room, assembly, quality inspection/testing, service and installation management. We intend to outsource the manufacturing of our components and to conduct final assembly and shipping at our new facility.

Regulatory  Environment

Environmental  Legislation  Effecting  the  Demand  for  Natural  Gas  Vehicles

Within  the  United  States,  we  must  qualify  as  an Emission Control Device.

In addition to the fact that diesel gas is generally more expensive than natural gas, one of the primary disadvantage of a diesel engine is that it emits far more pollutants than its gasoline-fueled counterpart. Diesel exhaust contains particulate matter, visible as soot that contains unburned and partially burned fuel. These hydrocarbon emissions are a significant contributor to air pollution and to human respiratory difficulties. Also of significance is the fact that diesel fuel combustion produces Nitrogen Oxides (NOx), a toxin that is harmful to humans and the environment. NOx is a major known contributor to greenhouse gas formation resulting in global warming.

Increasingly, federal, state and local environmental legislation is being enacted which either require, or provide incentives, for the reduction of vehicle pollutants. For example, the Federal Clean Air Act was amended in 1990 (the "1990 Amendments") to, among other things, set emissions standards for stationary and mobile pollutant sources and establish targets, standards and procedures for reducing human and environmental exposure to a range of pollutants generated by industry in general and transportation in particular. Among other mandates, the 1990 Amendments require businesses that maintain centrally fueled fleets of 10 or more vehicles in certain heavy smog locations to convert, either through new vehicle purchases or by converting existing vehicles, a portion of their fleet to clean burning alternative fuels. These laws specifically include the diesel and natural gas dual fuel system as an alternative fuel and specify actions that fleet operators must take in order to comply and timetables for doing so.

Similarly, the Energy Policy Act of 1992 (the "Energy Act") was created to accelerate the use of alternative fuels in the transportation sector. The Energy Act mandates the schedule by which Federal, state and municipal vehicle fleets must incorporate alternative fueled vehicles into their overall vehicle mix. This has significant ramifications for the military, which operates thousands of diesel vehicles, and for the state departments of transportation, which operate tens of thousands of diesel powered dump trucks and related highway service and repair vehicles, plus the tens of thousands of vehicles operated by the private contractors who support these agencies.

In addition to the foregoing, a variety of legislative and related incentive programs relating to alternative fuel vehicle programs have been created, including:

o Clean Cities Program. Created by the Department of Energy, the Clean Cities Program coordinates voluntary efforts between locally based government and industry to accelerate the use of alternative fuels and expand the alternative fuel vehicle refueling infrastructure. Grants are available for natural gas fueling stations and vehicle conversions to natural gas. Typical grants offset the cost of conversion by as much as 80%.

o Alternative Fuel Vehicle Credits Program. Congress created this credits program to encourage fleets to increase the number of alternative fuel vehicles in their fleets early and aggressively. Credits are allocated to state fleet operators and cover alternative fuel provider fleet operators when alternative fuel vehicles are acquired over and above the amount required, or earlier than expected. Since credits can be traded and sold, fleets have the flexibility to acquire alternative fuel vehicles on the most cost-effective schedule.

o State Energy Program. States will promote the conservation of energy,reduce the rate of growth of energy consumption, and reduce dependence on imported oil through the development and implementation of a comprehensive State Energy Program. The State Energy Program is the result of the consolidation of two Federal formula-based grant programs - the State Energy Conservation Program and the Institutional Conservation Program. The State Energy Program includes provisions for financial assistance for a number of state-oriented special project activities. These activities specifically include programs to accelerate the use of alternative transportation fuels for government vehicles, fleet vehicles, taxis, mass transit, and individuals' privately owned vehicles.

EPA's Clean School Bus USA, a program designed to reduce both children's exposure to diesel exhaust and the amount of air pollution created by diesel school buses.

EMPLOYEES

As of November 21, 2005, the Company had 22 employees and one technical consultant on a full-time basis, of which 4 were engaged in research and development and 4 were engaged in administrative, clerical and accounting functions, 2 were engaged in sales and marketing and 12 are engaged as mechanics. We believe that our relationship with our employees is good and we are not a party to any collective bargaining agreement.

                             DESCRIPTION OF PROPERTY

We lease 1,500 square feet of manufacturing/office space from our Senior Technical Consultant at a rate of $1,500 per month on a month-to-month basis. We intend to continue this facility through May 2005 after which we will operate our new leased facility in PeachTree City, Georgia.

During December 2004 we subleased a 12,000 square foot stand alone facility in PeachTree City, Georgia at the rate of $5,600 per month. We are obligated under the terms of the sublease to a two-year period commencing March 1, 2005. We currently maintain our executive offices in Tampa, Florida. Our executive office space in Tampa, Florida is provided at no charge by our management company White Knight SST.

                                LEGAL PROCEEDINGS

On November 14, 2003, Ambac International Corporation filed a lawsuit seeking $109,915 together with interest at the rate of 15% per annum. The suit stems from a contract for delivery of certain parts for use in the manufacturing of our systems from 2002. We maintain the parts were delivered substantially past the date of anticipated delivery and that the parts when received were defective. We are now scheduled to enter mediation with Ambac during January 2005. As of March 22, 2005, AMBAC has not responded to requests to schedule the mediation.

To our knowledge, there is no other pending litigation or other proceeding against us.

                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS  AND  EXECUTIVE  OFFICERS

The following table sets forth information regarding the Company's executive officers and directors as of May 6, 2005:



Name                 Age        Positions
John Stanton.......  56         Chairman of the Board of Directors
Mark Clancy........  49         Director, Chief Executive Officer and Chief
                                Financial Officer

John Stanton has served as our Chairman of the Board of Directors since December 23, 2003. Mr. Stanton is also the Chief Executive Officer and Chairman of the Board of Directors of White Knight. From 1987 through the present, Mr. Stanton has served as the President and Chief Executive Officer of Florida Engineered Construction Products Corporation. Mr. Stanton has served as Chairman and President of several public and private companies. Since the early 1990's, Mr. Stanton has been, and continues to be, involved in turn-around management for financially distressed companies, providing both management guidance and financing. Mr. Stanton worked with the international professional services firm that is now known as Ernst & Young, LLP from 1973 through 1981. Mr. Stanton, a Vietnam veteran of the United States Army, graduated from the University of South Florida with a Bachelors Degree in Marketing and Accounting in 1972, and with an MBA in 1973. Mr. Stanton earned the designation of Certified Public Accountant in 1974 and was a Sells Award winner in the CPA examination. Mr. Stanton is a lifetime resident of Tampa, Florida.

Mark Clancy has served as a Director and as our Chief Executive Officer and Chief Financial Officer since December 23, 2003. Mr. Clancy is also the President and a Director of White Knight SST, Inc., a publicly-traded company and the Chief Executive Officer of White Knight Strategies, Inc. Mr. Clancy founded White Knight Strategies during December 2001 and was acquired by White Knight SST during December 2003 . Since April 2000, Mr. Clancy has participated in turn-around management for financially distressed companies. From November 1997 through April 2000, Mr. Clancy was co-founder, Director and Executive Vice President of publicly-traded EarthFirst Technologies, IncMr. Clancy has been an advisor to the Chairman of the Board of EarthFirst since that company's sale in May 2000. From 1992 through 1997, Mr. Clancy served as the Chief Compliance Officer for a Largo, Florida based boutique investment banking firm. Mr. Clancy was honorably discharged after six years of service with the United States Marine Corps. Mr. Clancy was born in Massachusetts and has resided in Florida since 1982. Mr. Clancy holds a Bachelors Degree from the University of South Florida and is a lifetime member of various academic honor societies including Phi Theta Kappa, Phi Alpha Theta and USF Arts and Sciences Honor Society.

AUDIT  COMMITTEE

Our  board  of  directors  does  not  have  an  audit  committee.

CODE  OF  ETHICS

The Company has adopted a Code of Ethics and has posted our Code of Ethics on our Internet web site at hybridfuelsystems.com. Our Code of Ethics applies to all our employees and those doing business with our Company and specifically applies to our Chief Executive Officer, Chief Financial Officer and all persons serving in similar capacities.

                             EXECUTIVE COMPENSATION

The following summary compensation table sets forth certain information concerning compensation paid to our Chief Executive Officer and our four most highly paid executive officers (the "Named Executive Officers") whose total annual salary and bonus for services rendered in all capacities for the year ended December 31, 2004 was $100,000 or more.



                                                      Summary Compensation Table
                                                                                               Long Term Compensation
                                                          Annual Compensation               Awards       Payouts     All
                                                                         Other Annual                               Other
  Name and Principal Position        Year        Salary       Bonus      Compensation                            Compensation
                                                  ($)          ($)           ($)
Mark Clancy                          2004          0                          0           335,000(1)       0             0
Chief Executive Officer, Chief       2003          0                          0           0                0             0
Financial Officer

John Stanton                         2004          0            0             0           335,000(1)       0             0
Chairman                             2003          0            0             0           0                0             0

(1) Messrs. Clancy and Stanton each received a total of 750,000 restricted common shares as an employee bonus and 5,950,000 restricted common shares in fulfillment of a two year employment agreements with our Company.


We have not issued any options to our current or former officers or directors. None of our officers or directors exercised any options during 2004

During August 2005 the Board of Directors amended the agreement with our Chief Executive Officer and interim Chief Financial Officer Mark Clancy to Authorize cash compensation at the rate of $20,000 per month. The Board and Mr. Clancy intend to negociate a new employment agreement to replace the agreement which is scheduled to expire in December 2005.

EMPLOYMENT  AGREEMENTS

Effective August 30, 2004, we entered a 24 month Employment Agreements with each of Mr. Stanton, our Chairman and Mr. Clancy, our Chief Executive Officer and Director.

Under the terms of the agreements, the Messrs. Stanton and Clancy are entitled to compensation at the rate of $25,000 per month, payable exclusively in restricted common shares. All restricted common shares due under their respective employment agreements were issued to Messrs. Stanton and Clancy and shall vest on a quarterly basis in advance of each quarter.

CHANGES  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING  AND  FINANCIAL
DISCLOSURE

We have never had a disagreement with our accountants on accounting or financial disclosure.

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

MARKET  INFORMATION

Our common stock is traded on the OTC Bulletin Board under the symbol "HYFS." The Company began the public trading of our Common Stock through (i) the placement of securities exempt from registration pursuant to Rule 504 during 1996 and; (ii) a self-underwritten offering which became effective January 16, 2001. The Company's shares initially traded on the over-the-counter Bulletin Board (OTCBB) through May 22, 2002 when the stock was delisted for failure to file periodic Securities and Exchange Commission (SEC) reports. Following the subsequent filing of our delinquent reports, effective November 30, 2004, our Common Stock was cleared to trade through the OTC Bulletin Board under the symbol HYFS.

Set forth below are the range of high and low bid quotations for the periods indicated. The market quotations reflect interdealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.



2003              Bid              Ask
                  ---              ---
1st Qtr         $0.03            $0.09
2nd Qtr         $0.06            $0.09
3rd Qtr         $0.05            $0.08
4th Qtr         $0.06            $0.08

2004              Bid              Ask
                  ---              ---
1st Qtr         $0.08            $0.12
2nd Qtr         $0.10            $0.14
3rd Qtr         $0.10            $0.12
4th Qtr         $0.35            $0.51

2005              Bid              Ask
                  ---              ---
1st Qtr         $0.40            $0.90
2nd Qtr         $0.28            $0.80
3rd Qtr         $0.20            $0.40
4th Qtr*        $0.28            $0.50


*  Through  November  21,  2005


NUMBER  OF  STOCKHOLDERS

As of November 21, 2005, there were approximately 494 record owners of our common stock.

DIVIDEND  POLICY

Holders of Common Stock are entitled to receive dividends as may be declared by our Board of Directors and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates beneficial ownership of our common stock as of November 21, 2005 by:

o Each person or entity known by us to beneficially own more than 5% of the outstanding shares of our common stock;

o  Each  of  our  executive  officers  and  directors;  and

o  All  of  our  executive  officers  and  directors  as  a  group.

Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless other indicated, the address of each beneficial owner listed below is c/o Hybrid Fuel Systems, 12409 Telecom Drive, Tampa, Florida 33637.



                                                               Percentage of Shares
    Name of Beneficial Owner         Number of Shares          Beneficially Owned (1)
    ------------------------         ----------------          ----------------------
Executive officers and directors:

John Stanton                         19,471,948                          19.20%

Mark Clancy                          11,101,035                          10.90%

All Directors and Executive
Officers as a group (2 persons)      30,572,983                          30.10%

Other 5% Stockholders:

White Knight SST, Inc.(2)            20,000,000                          19.80%



(1) Applicable percentage ownership as of November 21, 2005 is based upon 101,006,954 shares of common stock outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3, shares issuable within 60 days upon exercise of outstanding options, warrants, rights or conversion privileges ("Purchase Rights") are deemed outstanding for the purpose of calculating the number and percentage owned by the holder of such Purchase Rights, but not deemed outstanding for the purpose of calculating the percentage owned by any other person. "Beneficial ownership" under Rule 13d-3 includes all shares over which a person has sole or shared dispositive or voting power.

(2) Mr. Stanton owns approximately 92% and is the Chairman and Chief Executive and Mr. Clancy owns approximately 3% and is a Director and President of White Knight SST, Inc.


                              SELLING SHAREHOLDERS

 The following table lists certain information with respect to the selling stockholders as follows: (i) each selling stockholder's name, (ii) the number of outstanding shares of common stock beneficially owned by the selling stockholders prior to this offering; (iii) the number of shares of common stock to be beneficially owned by each selling stockholder after the completion of this offering assuming the sale of all of the shares of the common stock offered by each selling stockholder; and (iv) if one percent or more, the percentage of outstanding shares of common stock to be beneficially owned by each selling stockholder after the completion of this offering assuming the sale of all of the shares of common stock offered by each selling stockholder. Except as noted, none of the selling stockholders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

The selling stockholders may sell all, or none of their shares in this offering. See "Plan of Distribution."



-----------------------------------------------------------------------------------------------------------------------------------
                             Common Shares         Percentage of    Common Shares Issuable  Shares           Beneficial Ownership
Name of Selling Shareholder  Beneficially Owned    Outstanding      upon Exercise of        Registered in    after this Offering(2)
                             by  Selling           Shares           Securities forming      this Offering
                             Shareholder Before    Beneficially     part of this Offering
                             Offering (1)          owned Before
                                                   Offering
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Number of   Percent(3)
                                                                                                             Shares
-----------------------------------------------------------------------------------------------------------------------------------
Dutchess Private Equities    5,040,247             4.99%            19,495,221 (5)          19,495,221        None        0.0%
Fund  II, LLP (4)
312 Stuart Street
Boston, MA 02116


(1) Ownership as of November 21, 2005, for the selling stockholders based on information provided by the selling stockholders or known to us.

(2) Because the selling stockholders may offer all or only some portion of the shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling shareholder upon termination of the offering. Accordingly, it is assumed that all of the shares of common stock offered pursuant to this prospectus will be sold, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3) A total of 101,006,954 shares of common stock were issued and outstanding as of November 21, 2005.

(4) Michael Novielli and Douglas Leighton, the managing members of Dutchess Capital Management, LLC, the general partner of Dutchess Private Equities Fund II, LLP share dispositive and voting power with respect to shares held by Dutchess Private Equities Fund II, LLP.

(5) Represents (i) all of the common stock that potentially may be issued upon the draw down of $5,000,000 on our equity line at $0.279 per share in an aggregate amount of 17,921,147 shares, (ii) all of the common stock that potentially may be issued upon the conversion of $340,000 convertible debenture at a conversion price of $0.27 per share in an aggregate of 1,259,259 shares, and (iii) all of the common stock that potentially may be issued upon the exercise of 314,815 common share purchase warrants issued to the named selling stockholder. The Debenture Agreement contains contractual restrictions on beneficial share ownership limiting Dutchess' beneficial ownership to 4.99%.


The following is a description of the selling shareholders relationship to us and how each the selling shareholder acquired the shares to be sold in this offering:

(A) On November 4, 2005, we entered into an Investment Agreement with Dutchess Private Equities Fund II, LLP ("Dutchess") providing for the sale of up to $5,000,000 of our common stock over a period of up to 36 months after the effective of the registration statement of which this prospectus forms a part. Under the agreement, Dutchess is required to purchase "Puts" which shall be equal to either (i) $100,000 or; (ii) 200% of the averaged daily volume (U.S market only) of our common stock for the three (3) trading days prior to the applicable put notice date, multiplied by the average of the 3 daily closing bid prices immediately preceding the put date.

In  connection  with  the  Investment  Agreement  we  entered  into  a Debenture
Agreement providing for the sale of $340,000 in principal amount of our five year convertible debentures to Dutchess. These debentures bear interest at 12% per annum (payable in cash or stock at Dutchess' option). The first $190,000 (less expenses) has been funded with an additional $150,000 to be funded immediately upon filing of the registration statement of which this prospectus forms a part. Our obligation to repay Dutchess is secured by a security agreement, which we have entered into with Dutchess. We have pledged all of our assets to insure repayment of this obligation. Dutchess' security interest in our assets will be subject to any claims by our bank, which provides us with a line of credit. Subject to adjustment as more fully set forth in the Debenture Agreement, the fixed conversion price of the debenture shall be $.27 per share or; the lowest closing bid price of the common stock the lowest closing bid price of the common stock between October 18, 2005 and the date of the filing with the SEC of the registration statement of which this prospectus forms a part covering the shares issuable on the underlying debt.

We also issued to Dutchess a warrant to purchase 314,815 shares of common stock with a strike price of $.27 per share. The warrant may be exercised for a period of five years and the strike price is subject to adjustment if certain conditions are not met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following summarizes pertinent agreements relating to our operations including our agreement with White Knight, our Technology License Agreement and our Chief Technical Consultant Agreement.

Our  Agreement  with  White  Knight  SST,  Inc.  (White  Knight)

Since December 2003 we have operated under an Agreement with White Knight SST, Inc., (White Knight). Under the terms of our Agreement, White Knight was to: provide up to $250,000 working capital and the President of White Knight was to serve as our Chief Executive Officer. Further, the President and Chief Executive Officers of White Knight are to be nominated to fill vacancies on our Board of Directors until the next annual meeting of shareholders. The Agreement further required the resignation of certain former Officers and consultants and adoption of White Knight's proposed operating plan. The Agreement requires that we issue 5% of our common stock as compensation for White Knight's participation.

In connection with our Technology License Agreement, our current Chairman of the Board John Stanton and our Chief Executive Officer Mark Clancy have agreed to continue in executive roles for a minimum of twenty-four months following the execution of the License Agreement.

                            DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our articles of incorporation and bylaws, each as amended, is only a summary. You should also refer to the copies of our articles of incorporation and bylaws which are included as exhibits to our Registration Statement on Form SB-2 filed with the SEC on March 23, 2000. Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, par value $.001 per share. As of November 21, 2005, there are 101,006,954 shares of common stock issued and outstanding and 42,215 shares of series A preferred stock issued and outstanding and 195,209 shares of series B preferred stock issued and outstanding.

COMMON  STOCK

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

PREFERRED  STOCK

Our board of directors is authorized without further stockholder approval, to issue from time to time up to a total of 5,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of these series without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our management without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

Effective February 1, 2002, our board of directors designated 999,779 shares of previously undesignated preferred stock as Series A Preferred Stock, for which 45,215 shares are authorized and Series B Preferred Stock, for which 954,563 shares are authorized.

Series A Preferred Stock is convertible, at the option of the holder, at any time, into shares of the Company's common stock as determined by dividing $.19 by a conversion price determined on the date the related certificate is surrendered. The conversion price is subject to periodic adjustment and is initially established at $.01632. Series A Preferred Stock is automatically convertible into shares of the Company's common stock upon (i) the date specified by vote or written consent or agreement of holders of at least three quarters of the shares of Series A Preferred outstanding, or (ii) upon the closing of the sale of the company's common stock in a firm commitment, underwritten public offering registered under the Securities Act in which the Company receives gross proceeds of no less than $20 million. Series A Preferred Stock has a liquidation preference of the greater of $.19 per share or the amount that such share would be entitled to upon liquidation or distribution. The Series A Preferred Stock has voting rights, except as to the election of debtors, equal to the number of shares of common stock into which the Series A Preferred Stock is convertible. The Series A preferred Stockholders have the right to elect one director of the Company. We currently have 42,216 of our Series A Preferred Stock outstanding.

Series B Preferred Stock is convertible, at the option of the holder at any time, into shares of the Company's common stock as determined by dividing the lower of $.09 or the price per share paid by the holder of the Series B Preferred Stock by a conversion price determined on the date the related certificate is surrendered. The conversion price is subject to periodic adjustment and is initially established at $.00773. Series B Preferred Stock is automatically convertible into shares of the Company's common stock upon (i) the date specified by vote or written consent or agreement of holders of at least three quarters of the shares of Series B Preferred Stock outstanding, or (ii) upon the closing of the sale of Company's common stock in a firm commitment, underwritten public offering registered under the Securities Act in which the Company receives gross proceeds of no less than $20 Million. Series B Preferred Stock has a liquidation preference of the greater of $.09 per share or the amount that such share would be entitled to upon liquidation or distribution. The Series B Preferred Stock has voting rights, except as to the election of directors, equal to the number of shares of common stock into which the Series B Preferred Stock is convertible. The Series B Preferred Stockholders have the right to elect one director of the Company. We presently have 195,209 Series B Preferred Shares issued and outstanding.

TRANSFER  AGENT  AND  REGISTRAR

The transfer agent and registrar for our common stock is Continental Stock Registrar and Transfer, 17 Battery Place, New York, NY 10004.

                              PLAN OF DISTRIBUTION

The selling stockholder, or its pledgees, donees, transferees, or any of its successors in interest selling shares received from the named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholder may sell the common stock by one or more of the following methods, without limitation:

o Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

o Ordinary brokerage transactions and transactions in which the broker solicits purchases;

o  Privately  negotiated  transactions;

o  In  connection  with  short  sales  of  company  shares;

o Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

o  By  pledge  to  secure  debts  of  other  obligations;

o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

o  In  a  combination  of  any  of  the  above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock are "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those common stock. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

The issued and outstanding common stock, as well as the common stock to be issued offered by this prospectus was originally, or will be, issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the common stock issued or to be issued to the selling stockholders under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.


We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

                                  LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

The financial statements as of December 31, 2004 and 2003, included in this Prospectus have been so included in reliance on the report of Brimmer, Burek & Keelan, LLP., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, NW, Washington, DC 20549, and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, Woolworth Building, 233 Broadway New York, New York. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us.

In addition, we have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                         PART I - FINANCIAL INFORMATION


                            HYBRID FUEL SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEET
                        For the Nine Months Period Ended
     September 30, 2005 (unaudited) and annual period ended December 31, 2004
                                    (audited)

                                     ASSETS


                                                    September 30, 2005    December 31, 2004
                                                     --------------------  -------------------
ASSETS                                                   (unaudited)            (audited)
Current Assets
---------------------------------------------------
Cash. . . . . . . . . . . . . . . . . . . . . . . .  $             9,343   $            2,025
Accounts Receivable, net. . . . . . . . . . . . . .  $           273,770   $           27,005
Prepaid expenses and deposits . . . . . . . . . . .  $           105,688   $            7,845
Inventory . . . . . . . . . . . . . . . . . . . . .  $           152,385   $           36,623
                                                     --------------------  -------------------
Total current assets. . . . . . . . . . . . . . . .  $           541,186   $           73,498
                                                     --------------------  -------------------
Property, plant & equipment, net. . . . . . . . . .  $           353,423   $            8,507
Goodwill. . . . . . . . . . . . . . . . . . . . . .  $         4,133,484   $                -
                                                     --------------------  -------------------
Total assets. . . . . . . . . . . . . . . . . . . .  $         5,028,093   $           82,005
                                                     --------------------  -------------------
LIABILITIES
Current Liabilities
---------------------------------------------------
Accounts payable. . . . . . . . . . . . . . . . . .  $           404,168   $          120,980
Accounts payable in settlement. . . . . . . . . . .  $            81,956   $          121,956
Debt in litigation. . . . . . . . . . . . . . . . .  $           109,868   $          109,868
Advanced Deposits . . . . . . . . . . . . . . . . .  $           123,564   $
Due to related parties. . . . . . . . . . . . . . .  $           752,752   $           26,063
Notes payable - Coppermark Bank . . . . . . . . . .  $           270,182   $                -
Notes payable - current portion . . . . . . . . . .  $           300,000   $                -
Notes payable Discount on Debt. . . . . . . . . . .  $          (225,000)  $                -
Debts in default. . . . . . . . . . . . . . . . . .  $           113,963   $          123,272
Convertible debt in default . . . . . . . . . . . .  $            78,200   $           78,200
Sales and payroll taxes payable . . . . . . . . . .  $            95,681   $          130,094
Other current liabilities . . . . . . . . . . . . .  $            76,154   $           42,825
                                                     --------------------  -------------------
Total current liabilities . . . . . . . . . . . . .  $         2,181,488   $          753,258
                                                     --------------------  -------------------
Long-Term Liabilities
Notes payable - Long Term . . . . . . . . . . . . .  $            300,000   $               -
Discount on debt                                     $           (225,000)  $               -
                                                     --------------------  -------------------
Total long-term liabilities                          $             75,000   $               -
                                                                           -------------------

Total liabilities . . . . . . . . . . . . . . . . .  $         2,256,488   $          753,258

Shareholders' Deficit
---------------------------------------------------
Preferred Stock A - (.01 par value) 42,215 shares .  $               422   $              422
authorized; 42215 issued (liquidation
preference $8,021)
Preferred stock B - (.01 par value) 954,563 shares.  $             1,952   $            1,952
authorized; 195,209 shares issued (liquidation
 Preference $0.09
Common stock (.001 par value) 150,000,000 shares. .  $           101,422   $           65,510
authorized; 101,422,065 and 65,509,843 shares
outstanding, respectively
Additional paid-in capital. . . . . . . . . . . . .  $        15,256,542   $        8,677,270
Deferred Compensation . . . . . . . . . . . . . . .  $          (275,000)  $         (500,000)
Accumulated Deficit . . . . . . . . . . . . . . . .  $       (12,313,733)  $       (8,916,407)
                                                     --------------------  -------------------
Total shareholders'equity (deficit) . . . . . . . .  $         2,771,605   $         (671,253)
                                                     --------------------  -------------------
Total Liabilities and Shareholders' Deficit . . . .  $         5,028,093   $           82,005
                                                     ====================  ===================


Please  Read  Accompanying  Notes  to  Financial  Statements


This Page Intentionally left Blank


                                       YBRID FUEL SYSTEMS, INC.
                                       STATEMENT OF OPERATIONS
              For the Three and Nine Months Periods Ended September 30, 2005 and 2004
                                   (unaudited)


                                      THREE MONTHS    THREE MONTHS    NINE MONTHS    NINE MONTHS
                                          ENDED           ENDED          ENDED          ENDED
                                          30-SEP          30-SEP         30-SEP         30-SEP
                                           2005            2004           2005           2004
                                     --------------  --------------  -------------  -------------
Revenue . . . . . . . . . . . . . .  $     224,298   $      33,418   $    278,035   $    122,589
Cost of sales . . . . . . . . . . .       (219,001)        (22,737)      (248,008)     ( 50,846)
                                     --------------  --------------  -------------  -------------
Gross Profit. . . . . . . . . . . .  $       5,297   $      10,681   $     30,027   $     71,743

Expenses
Professional & Consulting Fees. . .  $     218,514   $      77,774   $    624,398   $    201,427
Research & Development. . . . . . .  $      18,168   $       2,751   $     98,022   $    680,492
Compensation. . . . . . . . . . . .  $     295,710   $     542,128   $    867,214   $     52,489
Other Operating Expenses. . . . . .  $     123,456   $      42,401   $    266,438   $    124,264
                                     --------------  --------------  -------------  -------------
Total Operating Expenses. . . . . .  $     655,848   $     665,054   $  1,856,072   $  1,058,672

Loss from Operations. . . . . . . .  $    (650,551)  $    (654,373)  $ (1,826,045)  $  (986,929)
                                     --------------  --------------  -------------  -------------
Interest Expense. . . . . . . . . .  $     763,353   $     636,953   $  1,571,199   $    645,965
Settlements . . . . . . . . . . . .  $               $      (5,289)                 $    (5,289)
                                     --------------  --------------  -------------  -------------
Loss from Other Expenses. . . . . .  $    (763,353)  $    (631,664)  $ (1,571,199)  $  (640,676)
                                     --------------  --------------  -------------  -------------

Net Loss. . . . . . . . . . . . . .  $  (1,413,904)  $  (1,286,037)  $ (3,397,244)  $(1,627,605)

Basic and diluted loss per share. .  $       (0.02)  $       (0.06)  $      (0.04)  $     (0.11)

Basic and diluted weighted average.
Number of common shares outstanding     93,683,058      20,490,389     86,095,715    14,939,227


Please  Read  Accompanying  Notes  to  Financial  Statements


                            HYBRID FUEL SYSTEMS, INC.
                             STATEMENT OF CASH FLOWS
      For the Three and Nine Months Periods Ended September 30, 2005 and 2004
                                   (unaudited)


                                                       NINE MONTHS    NINE MONTHS
                                                          ENDED          ENDED
                                                          SEP 30,        SEP 30,
                                                           2005           2004
                                                       -------------  -------------
Cash flows from operating activities
Net Loss. . . . . . . . . . . . . . . . . . . . . . .  $ (3,397,244)  $ (1,627,605)
Adjustments to reconcile net income to
   net cash provided (used) by operating activities)
     Common stock issued for services . . . . . . . .       206,000
     Depreciation . . . . . . . . . . . . . . . . . .        16,857          7,212
     Amortization of Deferred Compensation. . . . . .       225,000         25,000
     Amortization of debt discount. . . . . . . . . .     1,527,957        640,000
     Common stock issued for legal services                                 18,000
     Common stock issued for compensation                                  431,439

Change in operating assets and liabilities
Accounts Receivable . . . . . . . . . . . . . . . . .      (111,870)       (21,594)
Inventory . . . . . . . . . . . . . . . . . . . . . .       (68,330)       (13,429)
Accounts Payable. . . . . . . . . . . . . . . . . . .       145,711        (13,462)
Accrued expenses & other current liabilities. . . . .       (93,701)       (96,056)
                                                       -------------  -------------

Net Cash Provided (used) by operating activities. . .    (1,549,620)      (650,495)

Cash flows from Investing Activities
     Purchase of Equipment. . . . . . . . . . . . . .      (243,841)
     Investment in DRV. . . . . . . . . . . . . . . .      (200,000)             -
                                                       -------------  -------------

Net cash provided (used) by investing activities. . .      (443,841)

Cash flows from Financing Activities
     Loans from Related Parties . . . . . . . . . . .     1,469,094        600,600
     Proceeds from sale of common stock                                     50,000
     Proceeds from exercise of warrants . . . . . . .           150
     Payments on accounts payable in settlement . . .       (40,000)
     Proceeds from notes payable. . . . . . . . . . .       600,000
     Payments on Notes Payable. . . . . . . . . . . .       (28,465)             -
                                                       -------------  -------------

Net cash provided (used) by financing activities. . .     2,000,779        650,600
                                                       -------------  -------------

Net increase (decrease) in cash and cash equivalents.         7,318            105
Beginning cash and cash equivalents . . . . . . . . .         2,025              6
                                                       -------------  -------------

Ending cash and cash equivalents. . . . . . . . . . .  $      9,343   $        111




Supplement disclosure of cash flow information
Cash paid during the year for interest. . . . . . . .  $     20,063   $      2,751

Non cash financing activities
Expiration of redeemable securities. . . . . . . . .   $    530,000   $          -

             Please Read Accompanying Notes to Financial Statements

                            HYBRID FUEL SYSTEMS, INC.
                          Notes to Unaudited Financial
   Statements for the three and nine months periods ended September 30, 2005 and
                               September 30, 2004

NOTE  1  -  BASIS  OF  PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instruction to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, all adjustments (consisting only of those of a normal recurring nature) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended September 30, 2005 and 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information, refer to the consolidated financial statements and footnotes included in the Company's Form 10-KSB as of and for the year ended December 2004 as filed with the Securities and Exchange Commission.


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Hybrid Fuel Systems, Inc. (the "Company") is a small-scale manufacturer of systems which convert mobile gasoline and diesel engines to operate on alternative fuels such as natural gas and propane.

Cash  and  Cash  Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts  Receivable

Accounts receivable, are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers. In determining collectibility, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventories consist of component parts used in the manufacture and assembly of retrofit systems for the conversion of gasoline and diesel engines to non-petroleum based fuels such as compressed natural gas.

Property,  Plant  and  Equipment

Depreciation is provided for using the straight-line method, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives (asset categories range from two to seven years). Leasehold improvements are amortized using the straight-line method over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Leased equipment under capital leases is amortized using the straight-line method over the lives of the respective leases or over the service lives of the assets for those leases that substantially transfer ownership. Accelerated methods are used for tax depreciation.

Impairment  of  Assets

The Company's policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain identifiable intangibles and goodwill when certain events have taken place that indicate that the remaining balance may not be recoverable. When factors indicate that the intangible assets should be evaluated for possible impairment, the Company uses an estimate of related undiscounted cash flows. A deficiency in these cash flows relative to the carrying amounts is an indication of the need for a write-down due to impairment. The impairment write-down would be the difference between the carrying amounts and the fair value of these assets. Losses on impairment are recognized by a charge to earnings. Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows.

Income  Taxes

The Company utilizes the guidance provided by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under the liability method specified by SFAS 109,deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities. Valuation allowances are provided if necessary to reduce deferred tax assets to the amount expected to be realized.

Earnings  (Loss)  Per  Common  Share

Earnings (loss) per share are computed using the basic and diluted calculations on the face of the statement of operations. Basic earnings (loss) per share are calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method. The warrants outstanding were determined to be antidilutive and therefore do not affect earnings per share.

Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, as well as the reported amounts of revenues and expenses for the period then ended. The actual outcome of the estimates could differ from the estimates made in the preparation of the financial statements.

Revenue  Recognition

Revenues are recognized when the merchandise is shipped to the customer, which is when title and risk of loss has passed to the customer.

Stock  Based  Compensation

The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock Based Compensation, but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for options issued to employees. Under Opinion No. 25, the intrinsic method is used to determine compensation expense when the fair market value of the stock exceeds the exercise price on the date of grant. As of the date of this report, no options had been granted under the plan and therefore no compensation expense has been recognized.

Research  and  Development  Costs

The  Company  charges  research  and  development  costs to expense as incurred.

Fair  Value  of  Financial  Instruments

The Company, in estimating its fair value disclosures for financial instruments, uses the following methods and assumptions:

Cash,  Accounts  Receivable,  Accounts  Payable  and  Accrued  Expenses:

The carrying amounts reported in the balance sheet for cash, accounts receivable, account payable and accrued expenses approximate their fair value due to their relatively short maturity.

Long-Term  Obligations:

The fair value of the Company's fixed-rate long-term obligations is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

Restatement  of  comparative  financial  information

White Knight (WK) has provided financing to the Company starting with the last quarter of 2003. The financing is to be repaid in common shares at a conversion rate of $0.04 per share. The conversion rate was set at the time that the Company's stock was trading at $0.03 per share, in December 2003.

Since the financing includes an embedded conversion feature, the Company has restated the comparative financial statements for the amortization of the resulting debt discount for the quarters ended September 30, 2004, pursuant to EITF 00-27 and EITF 98-5. The debt has no stated redemption date therefore, the discount is amortized at the time of the advances using the average price per share of the common stock for the quarter within which the advances were made versus the conversion price or $0.04 per share. Previously, it was determined that the instrument was a financial derivative pursuant to EITF 00-19 and FAS 133 which basically required valuation, but not interest expense treatment.

Concentrations

During the quarter ending September 30, 2005 the Company had one significant Vendor. Eco Fuel Systems which makes up approximately 34.7% of purchases for the third quarter.

NOTE  3  -  DEBT  IN  DEFAULT

The Company did not meet the original payment terms on the note payable to Peachtree National Bank through June 30, 2005. On April 1, 2005, we paid $20,000 to begin a payment plan with Peachtree National Bank which requires us to remit approximately $10,000 a month until the debt is fully repaid. During June 2005, we reached agreement with Peachtree National Bank to pay off the outstanding amount of approximately $69,000 upon receipt of the proceeds from the second traunch of financing.

NOTE  4  -  COMMITMENTS  AND  CONTINGENCIES

The Company is delinquent in the payment of payroll and state sales taxes. The Company is currently following payment schedules, developed after negotiations with the taxing authorities. Amounts in arrears for delinquent taxes, along with estimated penalties and interest assessed by the taxing authorities are as follows, as of September 30, 2005 and 2004.



                               2005      2004
                             --------  --------

Payroll and sales taxes      $ 71,897  $142,058
Penalties and interest.        21,896    60,881
                             --------  --------

                  Total      $ 93,793  $202,939

During June, 2004, the Company entered a negotiated settlement with the IRS and began making monthly payments including an initial payment of $15,000 plus $5,000 a month through such date as the obligation is repaid in full.

NOTE  5  -  SHAREHOLDERS'  EQUITY

Preferred  Stock

Effective February 1, 2002, the Company designated 999,779 shares of previously undesignated preferred stock as Series A Preferred Stock, for which 45,216 shares are authorized and Series B Preferred Stock, for 954,563 shares are authorized.

Series A Preferred Stock is convertible, at the option of the holder, at any time, into shares of the Company's common stock as determined by dividing $.19 by a conversion price determined on the date the related certificate is surrendered. The conversion price is subject to periodic adjustment and is initially established at $.01632. Series A Preferred Stock is automatically convertible into shares of the Company's common stock upon (i) the date specified by vote or written consent or agreement of holders of at least three quarters of the shares of Series A Preferred outstanding, or (ii) upon the closing of the sale of the Company's common stock in a firm commitment, underwritten public offering registered under the Securities Act in which the Company receives gross proceeds of no less than $20 million. Series A Preferred Stock has a liquidation preference of the greater of $.19 per share or the amount that such share would be entitled to upon liquidation or distribution. The Series A Preferred Stock has voting rights, except as to the election of debtors, equal to the number of shares of common stock into which the Series A Preferred Stock is convertible. The Series A preferred Stockholders have the right to elect one director of the Company.

Series B Preferred Stock is convertible, at the option of the holder at any time, into shares of the Company's common stock as determined by dividing the lower of $.09 or the price per share paid by the holder of the Series B Preferred Stock by a conversion price determined on the date the related certificate is surrendered. The conversion price is subject to periodic adjustment and is initially established at $.00773. Series B Preferred Stock is automatically convertible into shares of the Company's common stock upon (i) the date specified by vote or written consent or agreement of holders of at least three quarters of the shares of Series B Preferred Stock outstanding, or (ii) upon the closing of the sale of Company's common stock in a firm commitment, underwritten public offering registered under the Securities Act in which the Company receives gross proceeds of no less than $20 Million. Series B Preferred Stock has a liquidation preference of the greater of $.09 per share or the amount that such share would be entitled to upon liquidation or distribution. The Series B Preferred Stock has voting rights, except as to the election of directors, equal to the number of shares of common stock into which the Series B Preferred Stock is convertible. The Series B Preferred Stockholders have the right to elect one director of the Company.

NOTE  6  -  RELATED  PARTY

The Company receives financing from White Knight SST, Inc. (WK). WK is a major stockholder and has officers who serve in management positions for the Company. Per our agreement with WK, any funding provided by WK is to be repaid in common shares of stock at a conversion price of $0.04 per share. The conversion price was agreed upon in December, 2003, when the Company's stock was at $0.03 per share.

During the quarter ended September 30, 2005, $242,000 of the outstanding debt due to WK had been converted into common stock. Through the quarter ended September 30, 2005, WK advanced a total of approximately $1,400,000 to the Company.

Due to the convertible nature of the advances, the Company has calculated the embedded conversion benefit for each period of advances of financing and recorded a debt discount applicable to that period, in accordance with EITF 00-27 and EITF 98-5. For the nine months ended September 30, 2005, the Company calculated the intrinsic value between the per share conversion price of $0.04 and the average stocks closing price for the quarter. The calculated debt discount exceeded the current period advances and therefore, in accordance with EITF 00-27, was limited to the actual debt financing received. Since there is no stated redemption date, the Company amortized a total debt discount of approximately $1,400,000 for the nine months ended September 30, 2005, which represented the debt financing received from WK during that period.

The Company also has an employment agreement with WK to provide executive management services to the Company. WK's two principal executive officers serve as the Company's President, CEO, Director and as Chairman of the Board for a period two years. Compensation is paid exclusively through the issuance of restricted common stock equal to a cash value of $25,000 per month total for the services of both executives. The common stock issued pursuant to the agreement vests on a quarterly basis in advance. During the year ended December 31, 2004, the Company issued approximately 12,000,000 shares of common stock for the total $600,000 compensation due. As of December 31, 2004, the Company had amortized $100,000 of the deferred related party compensation to compensation expense. For the nine months ended September 30, 2005, the Company amortized $ 225,000 of deferred related party compensation related to this amount.

NOTE  7  -  DEBT  FINANCING

On April 1, 2005, we held our first closing pursuant to a Subscription Agreement we entered into with several accredited investors dated as of March 31, 2005, pursuant to which the investors subscribed to purchase an aggregate principal amount of $1,200,000 in secured convertible promissory notes, and Class A common stock purchase warrants which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date. We issued the aforementioned securities to the investors pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

$600,000 of the purchase price was paid to us by the investors on the initial closing date of April 1, 2005 and $600,000 of the purchase price will be paid to us pursuant to the second closing, which will take place on the 5th day after the actual effectiveness of the registration statement which we are required to file with the Securities and Exchange Commission registering the shares of our common stock, par value $.001 per share, issuable upon conversion of the convertible notes and exercise of the warrants.

The convertible notes bear simple interest at rate equal to the "prime rate" as published in the Wall Street Journal from time to time plus 3% per annum, provided however that the interest shall not be less than 8% per annum. Interest is calculated on the basis of a 360 day year and is payable monthly, in arrears commencing on August 1, 2005. The principal amount of the convertible notes shall be amortized over a two-year period with payments commencing on August 1, 2005. Each investor shall have the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock at a conversion price of $0.55 per share. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. The convertible notes are secured by all of our assets, pursuant to the terms of a Security Agreement, dated as of March 31, 2005 between us and Barbara Mittman, who is acting as collateral agent pursuant to the terms of a collateral agent agreement dated as of March 31, 2005.

We issued an aggregate of 1,636,364 Class A common stock purchase warrants to the investors and will issue an additional 1,636,364 Class A common stock purchase warrants at the second closing. The Class A warrants are exercisable until five years from the initial closing date at an exercise price equal to the lower of $0.81 per share or 101% of the closing bid price of our common stock on the last trading day preceding the initial closing. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

Due to there being detachable warrants and a beneficial convertible feature of the note as of June 30, 2005, the Company has recorded a discount to the debt in the amount of $600,000 and will record an additional $600,000 debt discount when the Company receives the additional $600,000 of funding, in accordance with EITF Issue No. 98-5 "Accounting For Convertible Securities With Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", and EITF 00-27 "Application of EITF Issue No. 98-5 To Certain Convertible Instruments". The value of the detachable warrants was determined to be $1,945,594 (assuming both draws were made on the financing) using the Black Scholes option pricing model with a volatility of 234.42 % and risk free interest rate of 4.13%. In accordance with EITF 00-27,when the calculated value of the detachable warrants exceeds the amount of the debt, the discount is limited to the amount of the debt. Since the debt is $1,200,000, the discount associated with the warrants would be limited to that amount. In the calculation of the warrants and the embedded conversion feature the warrants are to be calculated first, the entire discount is being allocated to the warrants since that exceeds the maximum discount allowed. Therefore, there is no allocation of the discount to the embedded conversion feature of the debt. The discount of $1,200,000 will then be amortized over the life of the debt which is twenty eight months or approximately $43,000 per month. As of September 30th 2005 the company received 600,000 of the $1,200,000 where the company amortized $150,000 for the nine months ended.

We filed a registration statement registering the shares of our common stock issuable upon conversion of the convertible notes and exercise of the class A warrants on May 10, 2005 and we are obligated to cause it to be effective within 90 days after the initial closing date or approximately August 1, 2005. That registration statement was declared effective on October 4, 2005.

The above descriptions of the convertible note, the Class A common stock purchase warrants, the Subscription Agreement and the Security Agreement are not complete and are qualified in their entirety by the full text of such documents which are included as exhibits to our Form 8-K Report filed April 5, 2005.

NOTE  8  -  ACQUISITION  OF  DRV  ENERGY

On August 11, 2005 Hybrid Fuel Systems completed the closing of a Share Exchange Agreement (the "Agreement") with DRV Energy, Inc., an Oklahoma corporation ("DRV") and the sole shareholder of DRV, Sheri Vanhooser (the "DRV Shareholder") that was entered into on June 29, 2005. Hybrid issued an aggregate of 11,612,903 unregistered shares of HYFS common stock, par value $0.001 per share, and payment of $400,000 in cash with $200,000 of such payment due at or prior to the closing date and $200,000 due payable January 1, 2006. Pursuant to the Agreement, we acquired all of the outstanding equity stock of DRV from the DRV Shareholder.

DRV Energy, Inc., an Oklahoma corporation ("DRV") was formed November 30, 1994 to engage in the alternative fuels industry through the sales and services of vehicle conversion system. DRV is a small volume manufacturer of EPA Certified bi-fuel and dedicated natural gas and propane turnkey conversion systems. DRV Energy also has a full service alternative fuels center with slow/fast fill stations as well as compressor installation and maintenance capabilities



                           Hybrid Fuel Systems       DRV Energy         Proforma
                            1/1/2005-9/30/2005   1/1/2005-6/30/2005  Combined Results
                           -------------------   ------------------  ----------------
Revenue                       $   278,035            $ 584,031        $   862,066
                           -------------------   ------------------  ----------------
Net Income (Loss)             $(3,397,244)           $ (92,682)       $(3,489,926)
                           -------------------   ------------------  ----------------
EPS                           $     (0.04)           $   (1.85)       $     (0.04)

NOTE  9  -  MANAGEMENT  PLANS

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of Hybrid Fuel systems, Inc. (HYFS) as a going concern. However, HFS has sustained operating losses in recent years. Further for the nine months ended September 30, 2005, HFS had negative working capital of approximately (1,640,304) and a net loss of (3,397,244). The Company has incurred losses in previous years resulting in an accumulated deficit of approximately (12,313,733). These factors raise substantial doubt about the ability of Hybrid Fuel Systems, Inc. to continue as a going concern.

 Included in (HYFS) net loss of (3,397,244) for the nine months ending 2005 includes a non cash loss of approximately $1,527,957 for amortization of debt discount for the embedded beneficial conversion feature on the related party convertible note for White Knight and the Debt Financing Agreement with Alpha.

However, in addition to the financial support provided by White Knight, during November, 2005, the Company secured a $5,000,000 equity line with Dutchess Advisors LLC. The details of the financing transaction are embodied in a recent Form 8-K.

NOTE  10  -  SUBSEQUENT  EVENTS

- During September, we completed the build-out of our 12,000 square foot facility in PeachTree City Georgia including two state-of-the-art engine rooms. We are now installing, calibrating and activating our Horiba emission testing equipment slated for completion at the end of the fourth quarter.

- During the third quarter, we received our second development order from a major domestic OEM for use in Thailand. The OEM has shipped a vehicle to our PeachTree City development facilities and we developed an electronic conversion system for their lightweight diesel vehicle. We shipped a beta version of our system to Thailand during July and during September the OEM ordered four additional systems which had been further developed. We anticipate entering a formal development agreement with this OEM during the fourth quarter 2005 or first quarter 2006.

- During July a China-based OEM shipped a bus engine to our PeachTree City development facility. We anticipate completing development of the mechanical system during November 2005 after which we will hand-deliver a prototype version of the new system during late November, early December 2005.

- During September, we received EPA certifications for an additional four engine families

- During November, we closed with Dutchess Fund to provide a $340,000 Convertible Loan and a $5,000,000 equity line.

- During October, we executed a sub-license agreement with McCooey Engineering based in the United Kingdom. Under the terms of the sub-license, McCooey shall have the exclusive rights to commercialize our technology. McCooey is currently ordering and installing systems at the rate of approximately five per month.

- During October, Hybrid guaranteed and combined three short term notes of DRV's totaling $75,604.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board  of  Directors
Hybrid  Fuel  Systems,  Inc.

We have audited the accompanying balance sheets of Hybrid Fuel Systems, Inc. as of December 31, 2004 and 2003 and the related statements of operations, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The financial statements referred to above have been restated for the correction of an error. The statements did not originally include an amortization of embedded discount for a conversion feature of convertible debt which has been reflected in the restated financial statements. See footnote 2.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hybrid Fuel Systems, Inc. and as of December 31, 2004 and 2003 and the results of operations and cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.


                /s/  BRIMMER,  BUREK  &  KEELAN  LLP
                ------------------------------------
                  Brimmer,  Burek  &  Keelan  LLP


Tampa,  Florida
March  24,  2005  and
April  1,  2005  as  to  Notes  1  &  12
and  September  2,  2005  as  to  Note  2


                            HYBRID FUEL SYSTEMS, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                                     ASSETS


                                                   2004         2003
                                                -----------  -----------
Current assets

Cash                                            $    2,025   $        6
Accounts receivable, net of $10,000 and
  $0 allowance in 2004 and 2003, respectively       27,005       10,953
Other receivables                                       --        5,395
Prepaid expenses and deposits                        7,845           --
Inventories                                         36,623       12,584
                                                -----------  -----------

 Total Current Assets                               73,498       28,938

Property plant & equipment, net                      8,507       15,577
                                                -----------  -----------

   Total assets                                 $   82,005   $   44,515
                                                ===========  ===========

             Please Read Accompanying Notes to Financial Statements


               LIABILITIES AND SHAREHOLDERS' DEFICIT

                                                   2004         2003
                                                -----------  -----------
Accounts payable                                $  120,980   $  166,734
Accounts payable in settlement                     121,956      121,956
Debt in litigation                                 109,868      109,868
Due to related parties                               7,197      157,528
Due to related parties, convertible debt            18,866      179,746
Debt in default                                    123,272      123,272
Convertible debt in default                         78,200      283,200
Sales and payroll taxes payable                    130,094      245,245
Other current liabilities                           42,825       68,650
                                                -----------  -----------
 Total current liabilities                         753,258    1,456,199

            Redeemable securities                       --      530,000

            SHAREHOLDERS' DEFICIT

Shareholders' deficit

Preferred A stock (.01 par value;
42,215 shares authorized; 42,215 shares
issued and outstanding) (liquidation
preference $ 8,021)                                    422          422

Preferred B stock (.01 par value; 954,563
shares authorized; 195,209 shares issued
and outstanding) (liquidation preference
$ 1,002,291)                                         1,952        1,952

Common stock ($.001 par value; 150,000,000
and 95,000,000 shares authorized;
respectively 65,509,843 and 12,163,646
shares issued and outstanding, respectively)        65,510       12,164

Additional paid-in capital                       8,677,270    3,987,712
Deferred Compensation                             (500,000)
Accumulated deficit                             (8,916,407)  (5,943,934)
                                                -----------  -----------

  Total shareholders' deficit                     (671,253)   (1,941,684)
                                                -----------  -----------

   Total liabilities and shareholders' deficit $    82,005   $    44,515
                                               ============  ============


             Please Read Accompanying Notes to Financial Statements



                            HYBRID FUEL SYSTEMS, INC.
                             STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                   2004         2003
                                                -----------  -----------

REVENUES

  Revenue from product sales and related income $  138,724   $  231,269

    Cost of product sales                           59,388       75,915
                                                -----------  -----------

   Gross profit                                     79,336      155,354
                                                -----------  -----------

EXPENSES

 Operating expenses

  Consulting fees                                  410,183      203,859
  Research and development                         130,814           --
  Compensation                                   1,415,576      110,013
  Other operating expenses                         156,472      201,817
                                                -----------  -----------
   Total expenses                                2,113,045      515,689
                                                -----------  -----------
   Loss from operations                         (2,033,709)    (360,335)

 Other expenses (income)

  Inventory obsolescence                                41       11,186
  Settlements                                      (17,911)       9,227
  Interest expense                                 968,041      169,448
  Other income                                     (11,407)      (1,375)
                                                -----------  -----------

   (Income) loss from other expenses               938,764      188,486
                                                -----------  -----------

Net loss                                        (2,972,473)    (548,821)
                                                -----------  -----------

Basic and diluted loss per share                $    (0.12)  $    (0.05)
                                                -----------  -----------

Basic and diluted weighted average number of
 common shares outstanding                      23,857,093   12,054,742
                                                -----------  -----------

             Please Read Accompanying Notes to Financial Statements


                               HYBRID FUEL SYSTEMS
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                 Preferred Stock                               Common Stock
                                                 ---------------                               ------------
                               Shares         Amount         Shares         Amount
                              Series A       Series A       Series B       Series B        Shares         Amount
                            ------------   ------------   ------------   ------------   ------------   ------------
 Balance Dec 31, 2002             45,215   $        422        195,209   $      1,952     11,963,646   $     11,964
Amorization of Debt
Discount
 Stock issued for                                                                            100,000            100
  legal settlement
 Issuance of stock
   for conversion of note                                                                    100,000            100
 Net loss                             --             --             --             --             --             --
                            ------------   ------------   ------------   ------------   ------------   ------------
Balance  Dec 31, 2003             45,215   $        422        195,209   $      1,952     12,163,646   $     12,164
                            ------------   ------------   ------------   ------------   ------------   ------------
Redemption termination
Amorization of Debt
Discount
Common Stock Issued:
Debt                                                                                       3,450,000          3,450
Compensation                                                                               3,983,351          3,983
Services                                                                                     150,000            150
Warrants                                                                                   1,550,000          1,550
Cash                                                                                         300,000            300
Convertible debt                                                                           2,570,000          2,570
Deferred compensation                                                                     11,900,000         11,900
Management fees                                                                            3,004,338          3,004
Related party debt                                                                        26,438,508         26,439
 Net loss                             --             --             --             --             --             --
                            ------------   ------------   ------------   ------------   ------------   ------------
Balance Dec 31, 2004        $     42,215   $        422   $    195,209   $      1,952     65,509,843   $     65,510
                            ============   ============   ============   ============   ============   ============




                                                                             Total
                            Paid-In         Deferred      Accumulated    Shareholders'
                            Capital       Compensation      Deficit         Deficit
                          ------------    ------------   ------------    ------------
 Balance Dec 31, 2002     $  3,832,912                   $ (5,395,113)   $ (1,547,863)
Amorization of Debt
 Discount                      135,000                                        135,000
  Stock issued for
   legal settlement              9,900                                         10,000
  Issuance of stock
   for conversion of note        9,900                                         10,000
 Net loss                                                    (548,821)       (548,821)
                          ------------    ------------   ------------    ------------
Balance  Dec 31, 2003     $  3,987,712    $         --   $ (5,943,934)   $ (1,941,684)
                          ------------    ------------   ------------    ------------

Amorization of Debt
 Discount                      960,000                                        960,000
Redemption termination         530,000                                        530,000
Common Stock Issued:
Debt                           148,681                                        152,131
Compensation                   515,853                                        519,836
Services                        17,850                                         18,000
Warrants                       213,900                                        215,450
Cash                            49,700                                         50,000
Convertible debt               221,769                                        224,339
Deferred compensation          583,100        (500,000)                        95,000
Management fees                417,603                                        420,607
Related party debt           1,031,102                                      1,057,541
Net Loss                           --               --     (2,972,473)     (2,972,473)
                          ------------    ------------   ------------    ------------
Balance Dec 31, 2004         8,677,270    $   (500,000)    (8,916,407)       (671,253)

Please  Read  Accompanying  Notes  to  Financial  Statements

THIS PAGE INTENTIONALLY LEFT BLANK


                            HYBRID FUEL SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                   2004         2003
                                                -----------  -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                      $(2,972,473)  $ (548,821)
  Adjustments to reconcile net income to net
  cash provided (used) by operating
  activities:
    Depreciation                                    10,271        9,804
Amortization of Debt Discount                      960,000      135,000
Warrants for services and warrant modification     213,900           --
    Common stock issued for settlement of debt          --       10,000
    Common stock issued for legal services          18,000           --
    Common stock issued for compensation           519,836           --
    Common stock issued for management fees        420,607           --
 Change in operating assets and liabilities
    Accounts receivable                            (16,052)         243
    Inventory                                      (24,039)       6,951
    Accounts payable                               (45,753)      24,852
    Accrued tax settlement                           5,000           --
    Accrued expenses                                (4,848)      29,296
    Related party payable                               --      106,144
    Deferred compensation                          100,000           --
    Prepaid and deposits                             7,845           --
                                                -----------  -----------
          Net cash provided (used)
          by operating activities                 (807,706)    (226,531)

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of leasehold improvements              (3,200)          --
                                                -----------  -----------
          Net cash provided (used) by
          investing activities                      (3,200)          --

CASH FLOWS FROM FINANCING ACTIVITIES:
 Loans to employees                                     --       (3,756)
 Loans from related parties                        896,660      179,746
 Payments on notes payable                              --      (49,600)
 Payments on settlement                            (15,006)          --
 Proceeds from convertible debt                         --      100,000
 Payments on tax settlement                       (120,279)          --
 Proceeds from the sale of common stock             50,000
 Proceeds from the exercise of warrants              1,550           --
                                                -----------  -----------
          Net cash provided (used) by
          financing activities                     812,925      226,390
                                                -----------  -----------

Net decrease in cash and cash equivalents            2,019         (141)
Beginning cash and cash equivalents                      6          147
                                                -----------  -----------
Ending cash and cash equivalents                $    2,025   $        6
                                                ===========  ===========

             Please Read Accompanying Notes to Financial Statements



                            HYBRID FUEL SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (CONTINUED)


                                                   2004         2003
                                                -----------  -----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION

Cash paid during the year for interest          $       --   $    9,517
                                                ===========  ===========

Non-Cash investing and financing activities:

Common stock issued for settlement of debt      $  152,131   $   10,000
                                                ===========  ===========

Common stock issued for conversion of
convertible note                                $  224,339   $   10,000
                                                ===========  ===========

Common stock issued for compensation            $  512,023   $       --
                                                ===========  ===========

Common stock issued for services                $   18,000   $       --
                                                ===========  ===========

Common stock issued for warrants exercised
and modification                                $  215,450   $       --
                                                ===========  ===========

Common stock issued for deferred compensation
liability                                       $  595,000   $       --
                                                ===========  ===========

Common stock issued for related party debt      $1,057,541   $       --
                                                ===========  ===========

Common stock issued for management fees         $  420,607   $       --
                                                ===========  ===========

             Please Read Accompanying Notes to Financial Statements

                            HYBRID FUEL SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004

NOTE  1  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Hybrid Fuel Systems, Inc. (the " Company.") manufactures retrofit systems for the conversion of gasoline and diesel engines to non-petroleum based fuels such as compressed natural gas. The Company manufactures and sells its systems to customers pursuant to a license agreement originally acquired on June 1, 1996 and again on August 31, 2004 with a related party. The Company has exclusive world-wide rights to all things which result from five issued and one pending U.
S.  Patent.

Cash  and  Cash  Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts  Receivable

Accounts receivable, are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers. In determining collectibility, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

Inventories

Inventories, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventories consist of component parts used in the manufacture and assembly of retrofit systems for the conversion of gasoline and diesel engines to non-petroleum based fuels such as compressed natural gas.

Property,  Plant  and  Equipment

Depreciation is provided for using the straight-line method, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives (asset categories range from three to seven years). Leasehold improvements are amortized using the straight-line method over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Leased equipment under capital leases is amortized using the straight-line method over the lives of the respective leases or over the service lives of the assets for those leases that substantially transfer ownership. Accelerated methods are used for tax depreciation.

Impairment  of  Assets

The Company's policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain identifiable intangibles and goodwill when certain events have taken place that indicate that the remaining balance may not be recoverable. When factors indicate that the intangible assets should be evaluated for possible impairment, the Company uses an estimate of related undiscounted cash flows. A deficiency in these cash flows relative to the carrying amounts is an indication of the need for a write-down due to impairment. The impairment write-down would be the difference between the carrying amounts and the fair value of these assets. Losses on impairment are recognized by a charge to earnings. Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows.

Income  Taxes

The Company utilizes the guidance provided by Statement of Financial Accounting Standards No. 109, " Accounting for Income Taxes." (SFAS 109). Under the liability method specified by SFAS 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities. Valuation allowances are provided if necessary to reduce deferred tax assets to the amount expected to be realized.

Earnings  (Loss)  Per  Common  Share

Earnings (loss) per share are computed using the basic and diluted calculations on the face of the statement of operations. Basic earnings (loss) per share are calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. Diluted earnings
(loss) per share is calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method. The warrants outstanding were determined to be antidilutive and therefore do not affect earnings per share.

Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at December 31, 2004 and 2003, as well as the reported amounts of revenues and expenses for the years then ended. The actual outcome of the estimates could differ from the estimates made in the preparation of the financial statements.

Revenue  Recognition

Revenues are recognized when the merchandise is shipped to the customer, which is when title and risk of loss has passed to the customer.

Stock  Based  Compensation

The Company has adopted the disclosure-only provisions of SFAS No. 123, " Accounting for Stock Based Compensation.", but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for options issued to employees. Under Opinion No. 25, the intrinsic method is used to determine compensation expense when the fair market value of the stock exceeds the exercise price on the date of grant. As of December 31, 2003 and 2004, no options had been granted under the plan and therefore no compensation expense has been recognized.

During October 2004, the Company modified certain outstanding warrant rights from $.01 per share to $.001 per share and increased those warrants from 1,550 to 1,550,000. Immediately thereafter the holders exercised their warrants. As a result the Company used the Black Scholes method of valuation of the modified warrants and expensed the valuation as determined in the amount of $213,900. The fair value per option (in dollars) was $0.139. The Black Scholes calculation was based on an expected option term of less than one year, volatility was 241.28%, risk free interest rate 2.88% and expected dividend yield of 0.00%

Research  and  Development  Costs

The  Company  charges  research  and  development  costs to expense as incurred.

Fair  Value  of  Financial  Instruments

The Company, in estimating its fair value disclosures for financial instruments, uses the following methods and assumptions:

Cash, Accounts Receivable, Accounts Payable and Accrued Expenses: The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate their fair value due to their relatively short maturity.

Long-Term Obligations: The fair value of the Company's fixed-rate long-term obligations is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. At December 31, 2004 and 2003, the Company did not have any long-term obligations.

Going  Concern:

The accompanying financial statements have been prepared assuming the Company will continue as a going concern for a reasonable period, not to exceed one year. As reflected in the financial statements, the Company has negative working capital for the year ended December 31, 2004 and a loss from operations for the year 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company has adequate financing in place and subsequent to December 31, 2004 has completed significant trials on its new conversion kits and has received initial potential orders for sales so as to provide funding for the continued operations of the Company.

In addition, the Company has entered into an agreement with certain accredited investors to advance $1,200,000 to the company. The first advance of funds is april 1, 2005 in the amount of $600,000 with the second advance to be made upon approval of the Form SB-2 herewith being filed. The financing is in the form of convertible debt with a conversion into stock at the rate of $0.55 per share for a total 2,181,818 shares. In addition, the investors will be issued warrants to purchase the common stock of the Company for $0.81 per share. The initial advance will receive 1,636,364 warrants and the second advance will receive 1,636,364 warrants. The warrants are five year warrants and are immediately exercisable upon issue. These additional funds are expected to allow the Company to continue to fund its operations for the ensuring twelve months.

NOTE  2  RESTATEMENTS

Deferred  related  party  compensation

The Company has an employment agreement with White Knight (WK) in which to executive officers of WK will serve as the principal executive officers of the Company for a period of two years beginning in September 2004. Compensation related to this agreement provided for a total of $25,000 per month (inclusive for both executives) to be paid exclusively through the issuance of restricted common stock with an equivalent value. The common stock issued for the compensation will vest quarterly in advance.

As of December 31, 2004, the Company had issued approximately 12,000,000 shares of common stock related to the total compensation of $600,000. The Company recorded an asset for the deferred related party compensation, which was reduced by the amortization of $100,000 to compensation expense. After further analysis, it was determined that the deferred related party compensation should be classified as an equity transaction and was reclassified to such in the amended filing.

Convertible  Debt

White Knight (WK) has provided financing to the Company since the last quarter of 2003. The agreement to this financing, in addition to WK providing management services to our company, was that any of the debt financing provided by WK could be repaid in common shares at a conversion rate of $0.04 per share. The conversion rate was determined at the time the Company's stock was trading at $0.03 per share.

Due to the conversion feature, of the debt financing, the Company has restated the financial statements for the amortization of the calculated debt discount for the years ended December 31, 2004 and 2003.

The effect of the restatement was to increase interest expense at December 31, 2003 by $135,000 for the amortization of the debt discount. As of December 31, 2004, the amortization of debt discount to interest expense was $960,000. The amortization of the debt discount reflected a non-cash expense for the embedded conversion feature of the debt agreement.

The restatement was required to correct an error. Previously, we did not include an amortization of embedded discount for a conversion feature of convertible debt which has been reflected in the restated financial statements. The restatement had the effect of increasing the loss per share for December 31, 2003 and 2004 by $0.02 and $0.04, respectively.

NOTE  3  OPERATING  LEASES

For the year ended December 31, 2004 and the fourth quarter of the year ended December 31, 2003, the Company subleased its building from a related party on a month to month basis with the same terms and amounts as the primary lease. The monthly rental payments were $1,500. Prior to September, 2003, the Company leased a facility for monthly base rent of $2,351 plus cost of living increases, property taxes and water fees. This lease was terminated when the Company moved in September 2003.

In addition, in the year ended December 31, 2003 the Company had a vehicle lease which expired during the year then ended. The Company also has a lease for office equipment which is currently on a month to month basis.

Rent expense for the years ended December 31, 2004 and 2003 was $20,124 and $33,507, respectively.

During December 2004, the Company executed a two year lease for a 12,000 square foot facility. The monthly base rental expense is $5,230 and the lease expires on December 31, 2006. The lease requires comprehensive coverage insurance with minimum limits of $500,000 per person and $1,000,000 per incident and property damage limits of $100,000 or the minimum amount of coverages required in the master lease, whichever is greater. All applicable terms and conditions of the master lease are incorporated into the sublease.

The following is a schedule by years of the future minimum lease payments under this operating lease:



December 31,
------------
    2005                                $ 57,530
    2006                                  62,760
    2007                                       0
    2008                                       0
    2009                                       0
                                        --------
    Total minimum lease payments        $120,290

NOTE  4  RELATED  PARTY  TRANSACTIONS

License  Agreement

The Company entered into a licensing agreement collectively with Frank Davis (a significant stockholder and consultant) and Engine Control Technology LLC (ECT). The license gives the Company the exclusive world-wide rights, to utilize and exploit five issued and one pending patents including marketing and selling products. The underlying patents were developed by Frank Davis and other family members who are employees of the Company and have since been assigned to ECT, the owner of which is Patricia Davis. Patricia Davis is the wife of Frank Davis our Chief Technical Consultant.

In addition, the Company has a consulting agreement with Frank Davis to probvide various technical consulting services. the agreement expires in 2009 but is automatically renewable annually thereafter, if not terminated by written notice. During the term of the agreement, the consultant shall receive health and dental insurance for himself and his immediate family which includes his wife, the use of a vehicle and reimbursement of certain related expenses.

Leases

The Company currently subleases a building from ECT on a month-to-month basis on the same terms and amount as the primary lease. The monthly lease amount is $1,500.

Equity

At the beginning of 2004, the Company issued 3,450,000 shares of common stock as bonus compensation to various members of the Davis family and to Frank Davis, all of whom are employees of our Company. During December 2004, the Company issued 3,004,338 shares of common stock as payment to White Knight for fees earned pursuant to the Company's agreement.

The Company receives financing from White Knight SST, Inc., (WK). WK is a major stockholder and has officers who serve in management positions for the Company. Per our agreement with WK, any funding provided by WK is to be repaid in common shares of stock at a conversion price of $0.04 per share. The conversion price was agreed upon when the Company's stock was trading at $0.03 per share.

During the year ended December 31, 2004, a total of approximately $1.1 million was received as financing from WK and approximately 26,400,000 shares of common stock was issued for conversion of outstanding debt due to WK during the year then ended.

Due to the convertible nature of the advances, the Company has calculated the embedded conversion benefit for each period of advances, in accordance with EITF 00-27 and recorded the debt discount applicable to each period. For the years ended December 31, 2004 and 2003, the Company calculated the intrinsic value between the per share conversion price of $0.04 and the average stock closing price for each quarter in the year. If the calculated debt discount exceeded the current period advances, the debt discount was limited to the actual debt financing received for that period in accordance with EITF 00-27. The Company amortized a total of $960,000 and $135,000 debt discount to interest expense for the years ended December 31, 2004 and 2003, respectively. The amortization of the debt discount reflected a non-cash expense for the embedded conversion feature of the debt agreement. Since there is no stated redemption date, the discount is being amortized during the periods in which the advances were made.

During the year ended December 31, 2004, the Company also had an employment agreement with WK to provide executive management services to the Company. WK's two principal executive officers serve as the Company's President, CEO, Director and as Chairman of the Board for a period of two years. Compensation is paid exclusively through the issuance of restricted common stock equal to a cash value of $25,000 per month total for the services of both executives. The common stock issued pursuant to the agreement vests on a quarterly basis in advance. During the year ended December 31, 2004, the Company issued approximately 12,000,000 shares of common stock for the total $600,000 compensation due. As of December 31, 2004, the Company had amortized $100,000 of the deferred related party compensation to the compensation expense.

NOTE  5  PROPERTY,  PLANT  AND  EQUIPMENT,  NET

At December 31, 2004 and 2003, property, plant and equipment, net consist of the following:



                                                     2004            2003
                                                 ------------    ------------
MACHINERY AND EQUIPMENT                          $     63,652    $     63,651
FURNITURE, FIXTURES AND EQUIPMENT                $      7,461    $      7,461
VEHICLES                                         $     41,336    $     46,336
LEASEHOLD IMPROVEMENTS                           $      3,200    $      5,775
LESS ACCUMULATED DEPRECIATION AND AMORTIZATION   $   (107,142)   $   (107,646)
                                                 ------------    ------------
 TOTAL                                           $      8,507    $     15,577
                                                 ------------    ------------


Depreciation expense charged to operations was $10,471 and $9,804 for the years ended December 31, 2004 and 2003, respectively.

NOTE  6  -  INCOME  TAXES

Income tax expense (benefit) for the years ended December 31, 2004 and 2003 are as follows:



                                            2004            2003
                                        ------------    ------------
CURRENT INCOME TAX EXPENSE (BENEFIT)    $         --    $         --
DEFERRED INCOME TAX EXPENSE (BENEFIT)
  NET OPERATING LOSS CARRYFORWARD           (746,834)       (287,490)
                                        ------------    ------------
CHANGE IN VALUATION ALLOWANCE               (746,834)       (287,490)
                                        ------------    ------------
   INCOME TAX EXPENSE (BENEFIT)         $         --    $         --
                                        ------------    ------------


Income taxes for the years ended December 31, 2004 and 2003 differ from the amounts computed by applying the effective income tax rate of 37% to income before income taxes as a result of the change in the valuation allowance.

Temporary differences and carryforwards that give rise to deferred tax assets and liabilities as of December 31, 2004 and 2003 are as follows:

As of December 31, 2004, the Company has a net operating loss carryforward of approximately $6,658,867 available to offset taxable income through 2025



                                       2004           2003
                                   ------------   ------------
Net operating loss carryforwards   $  2,463,780   $  1,716,946
                                   ============   ============

Valuation allowance                $  2,463,780   $  1,716,946
                                   ============   ============


NOTE  7  DEBT  IN  DEFAULT

The Company did not meet the payment terms on the note payable to Peachtree National Bank during the years ended December 31, 2004 and 2003. The note is secured by the common stock owned by Robby Davis and Ricky Davis, both employees of the Company. The provisions of the note allow for the note to become immediately and fully payable upon default of payments. While the bank had not initiated any remedy actions for the default as of December 31, 2004 or 2003, the full balance of the note has been reclassified as a current liability for both years.

During March, 2005, the Company negotiated a settlement with PeachTree National Bank requiring the Company to remit $20,000 upon acceptance of the transaction, followed by a $30,000 payment followed by a monthly payment plan of $10,000 until the PeachTree Note is paid in full. The payment of $20,000 was delivered to PeachTree during March 2005.

NOTE  8  COMMITMENTS  AND  CONTINGENCIES

Operating  Leases

Describe  new  facility  lease:

The Company is delinquent in the payment of payroll and state sales taxes. The Company is currently following payment schedules, developed after negotiations with the taxing authorities. Amounts in arrears for delinquent taxes, along with estimated penalties and interest assessed by the taxing authorities are as follows, as of December 31, 2004 and 2003



                                          2004            2003
                                          ----            ----

         Payroll and sales taxes        $ 85,588        $162,739
         Penalties and interest         $ 44,506        $ 82,506
                                        --------        --------

                                        $130,094        $245,245
                                        ========        ========


Litigation

The Company is, from time to time, involved in litigation relating to claims arising out of its operations in the ordinary course of business. The Company believes that none of the claims that were outstanding as of December 31, 2004 and 2003 should have a material adverse impact on its financial condition or results of operations.

NOTE  9  STOCK  OPTIONS

The Company's Stock Option Plan (" SOP.") was adopted in 2001 to provide for the grant to employees up to 2,000,000 incentive stock options within the meaning of
Section 422 of the Internal Revenue Code. The SOP, which is administered by the Company's Board of Directors, is intended to provide incentives to directors, officers, and other key employees and enhance the Company's ability to attract and retain qualified employees. Stock options are granted for the purchase of common stock at a price not less than the 100% of fair market value of the Company's common stock on the date of the grant (110% for holders of more than 10% of the total combined voting power of all classes of capital stock then outstanding). As of December 31, 2004 and 2003, no options had been granted under the plan.

Warrants

The Company has issued warrants to purchase shares of common stock to consultants and other non employees. The company uses the Black Scholes option pricing model to value warrants issued to non employees.

The  following  table  summarizes  the  Company's  warrant  activity:



                                         Number of          Weighted Average
                                         Warrants           Exercise Price
                                         ----------         --------------
Balance as of December 31, 2002           1,935,000               0.7
                      Additions                  --
                      Exercised                  --
                     Expirations           (352,500)            (0.94)
                                         ----------          --------

Balance as of December 31, 2003           1,582,500          $   0.58
                                         ==========          ========
Modifications                             1,395,000
                                         ==========
Exercised                                 1,550,000
                                         ==========
Expired                                    (565,000)
                                         ==========
Balance as of December 31, 2004             862,500          $   0.57
                                         ==========          ========




                           Warrants            Outstanding                               Warrants          Exercisable
                           --------            -----------                               --------          -----------
                                                Weighted              Weighted
                                                 Average              Average                                Weighted
Range                       Number              Remaining             Exercise           Warrants            Average
of Exercise              Outstanding        Contractual Life           Price          Exercisable at         Exercise
Prices                    12/31/2004             (years)             12/31/2004         12/31/2004            Price
------                    ----------             -------             ----------         ----------            -----
$.50 - $1.00               862,500                 0.90                $0.57              862,500             $0.57


NOTE  10  SHAREHOLDERS'  EQUITY

Preferred  Stock

Effective February 1, 2002, the Company designated 999,779 shares of previously undesignated preferred stock as Series A Preferred Stock, for which 45,215 shares are authorized and Series B Preferred Stock, for 954,563 shares are authorized.

Series A Preferred Stock is convertible, at the option of the holder, at any time, into shares of the Company's common stock as determined by dividing $.19 by a conversion price determined on the date the related certificate is surrendered. The conversion price is subject to periodic adjustment and is initially established at $.01632. Series A Preferred Stock is automatically convertible into shares of the Company's common stock upon (i) the date specified by vote or written consent or agreement of holders of at least three quarters of the shares of Series A Preferred outstanding, or (ii) upon the closing of the sale of the company's common stock in a firm commitment, underwritten public offering registered under the Securities Act in which the Company receives gross proceeds of no less than $20 million. Series A Preferred Stock has a liquidation preference of the greater of $.19 per share or the amount that such share would be entitled to upon liquidation or distribution. The Series A Preferred Stock has voting rights, except as to the election of debtors, equal to the number of shares of common stock into which the Series A Preferred Stock is convertible. The Series A preferred Stockholders have the right to elect one director of the Company.

Series B Preferred Stock is convertible, at the option of the holder at any time, into shares of the Company's common stock as determined by dividing the lower of $.09 or the price per share paid by the holder of the Series B Preferred Stock by a conversion price determined on the date the related certificate is surrendered. The conversion price is subject to periodic adjustment and is initially established at $.00773. Series B Preferred Stock is automatically convertible into shares of the Company's common stock upon (i) the date specified by vote or written consent or agreement of holders of at least three quarters of the shares of Series B Preferred Stock outstanding, or (ii) upon the closing of the sale of Company's common stock in a firm commitment, underwritten public offering registered under the Securities Act in which the Company receives gross proceeds of no less than $20 Million. Series B Preferred Stock has a liquidation preference of the greater of $.09 per share or the amount that such share would be entitled to upon liquidation or distribution. The Series B Preferred Stock has voting rights, except as to the election of directors, equal to the number of shares of common stock into which the Series B Preferred Stock is convertible. The Series B Preferred Stockholders have the right to elect one director of the Company.

The Company had previously issued common stock to an investor and had granted taht investor a put option for the common stock in the amount of $530,000. that option expired unexercised in June 2004 due to the lapse of time per the agreement. That put option was recorded as a liability in the financial statements. Upon the lapse of that agreement, the liability was reclassified to paid in capital since it was no longer a liability.

NOTE  11  -  CONCENTRATION  OF  CREDIT  RISK

The Company has reduced its sales of conversion units during 2004 and 2003 while it conducted research on the new digital based units. It primarily has sold a limited number of units through one sales representative. This represents a concentration of credit risk since most sales are through that one source. If that source were to be lost, it would have a significant detrimental affect on the Company. The Company is currently cultivating other markets and representatives for its old and new products which they anticipate being successful to mitigate this concentration.

NOTE  12  SUBSEQUENT  EVENT

During  the  quarter  ended  June  30,  2005,  the  Company:

On April 1, 2005, we held our first closing pursuant to a Subscription Agreement we entered into with several accredited investors dated as of March 31, 2005, pursuant to which the investors subscribed to purchase an aggregate principal amount of $1,200,000 in secured convertible promissory notes, and Class A common stock purchase warrants which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date. We issued the aforementioned securities to the investors pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

$600,000 of the purchase price was paid to us by the investors on the initial closing date of April 1, 2005 and $600,000 of the purchase price will be paid to us pursuant to the second closing, which will take place on the 5th day after the actual effectiveness of the registration statement which we are required to file with the Securities and Exchange Commission registering the shares of our common stock, par value $.001 per share, issuable upon conversion of the convertible notes and exercise of the warrants.

The convertible notes bear simple interest at rate equal to the "prime rate" as published in the Wall Street Journal from time to time plus 3% per annum, provided however that the interest shall not be less than 8% per annum. Interest is calculated on the basis of a 360 day year and is payable monthly, in arrears commencing on August 1, 2005. The principal amount of the convertible notes shall be amortized over a two-year period with payments commencing on August 1, 2005. Each investor shall have the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock at a conversion price of $0.55 per share. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. The convertible notes are secured by all of our assets, pursuant to the terms of a Security Agreement, dated as of March 31, 2005 between us and Barbara Mittman, who is acting as collateral agent pursuant to the terms of a collateral agent agreement dated as of March 31, 2005.

We issued an aggregate of 1,636,364 Class A common stock purchase warrants to the investors and will issue an additional 1,636,364 Class A common stock purchase warrants at the second closing. The Class A warrants are exercisable until five years from the initial closing date at an exercise price equal to the lower of $0.81 per share or 101% of the closing bid price of our common stock on the last trading day preceding the initial closing. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

Due to there being detachable warrants and a beneficial convertible feature of the note, the Company will record a discount to the debt in the amount of $1,200,000 (assuming both draws are made), in accordance with EITF Issue No. 98-5 "Accounting For Convertible Securities With Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", and EITF 00-27 "Application of EITF Issue No. 98-5 To Certain Convertible Instruments". The value of the detachable warrants was determined to be $1,945,594 using the Black Scholes option pricing model with a volatility of 234.42 % and risk free interest rate of 4.13%. In accordance with EITF 00-27,when the calculated value of the detachable warrants exceeds the amount of the debt, the discount is limited to the amount of the debt. Since the debt is $1,200,000, the discount associated with the warrants would be limited to that amount. In the calculation of discount for the warrants and the embedded conversion feature with the warrants to be calculated first, the entire discount is being allocated to the warrants since that exceeds the maximum discount allowed. Therefore, there is no allocation of the discount to the embedded conversion feature of the debt. The discount of $1,200,000 will then be amortized over the life of the debt which is twenty eight months or approximately $43,000 per month

We filed a registration statement registering the shares of our common stock issuable upon conversion of the convertible notes and exercise of the Class A warrants on May 10, 2005 and we are obligated to cause it to be effective within 90 days after the initial closing date or approximately August 1, 2005. If we do not meet the aforementioned filing and effectiveness deadlines, we shall pay to each investor an amount equal to 1% for the first 30 days or part thereof of the pendency of such non-registration event and 2% for each 30 days or part thereof, thereafter of the purchase price of the notes remaining unconverted and purchase price of the shares of our common stock issued upon conversion of the notes.

The above descriptions of the convertible note, the Class A common stock purchase warrants, the Subscription Agreement and the Security Agreement are not complete and are qualified in their entirety by the full text of such documents which are included as exhibits to our Form 8-K Report filed April 5, 2005.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS

We are organized under the laws of the State of Georgia and are governed by the Georgia Business Corporation Code, as in effect or hereafter amended ("Corporation Code"). Section 14-2-852 of the Corporation Code requires that we indemnify a director "who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by a director in connection with the proceeding." Section 14-2-857 of the Corporation Code requires that a corporation indemnify officers under the same standard.

Section 14-2-851 of the Corporation Code provides that we may indemnify a director or officer who is a party to a proceeding against liability incurred in the proceeding if (i) the director or officer conducted himself or herself in good faith; and (ii) the director or officer reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

In addition, we have the power, in our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify our officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by Hybrid Fuel Systems, Inc. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:



Securities and Exchange Commission Registration Fee                     $688.38
Accounting Fees and Expenses                                            $10,000
Legal Fees and Expenses                                                 $45,000
Miscellaneous                                                           $311.62

Total                                                                   $56,000

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

On September 12, 2004, we issued 7,083,331 restricted common shares comprised of: (i) 5,799,980 to certain employees as compensation; (ii) 683,351 to settle prior indebtedness; (iii) 100,000 shares for legal fees and (iv) 500,000 shares for consulting services.

On  October 13, 2004 we issued 28,633,333 restricted common shares comprised of:
(i) 250,000 to our VP Operations; (ii) 11,900,000 shares to secure our Chairman and Chief Executive Officer for a period of two years; (iii) 16,433,333 for conversion of debt owed to our management company for cash investments and; (iv) 50,000 shares for legal services.

On  November  1,  2004 we issued 1,750,000 restricted common shares comprised of
(i) 200,000 to certain employees as compensation; (ii) 1,550,000 shares through the exercise of warrants which were issued in 2001.

During December 2004, we agreed to issue 300,000 to two individuals for the sale of our restricted securities. Further during December 2004, we agreed to issue 10,005,175 restricted common shares to White Knight for partial conversion of their debt. We subsequently issued these shares on January 10, 2005.

During  January  2005, we issued 3,150,000 restricted common shares comprised of
(i) 100,000 shares to certain employees as compensation; (ii) 2,000,000 shares for partial conversion of White Knight's debt; (iii) 1,000,000 shares for consulting services, and; (iv) 50,000 shares for legal fees.

During February 2005, we issued 13,850,000 restricted common shares comprised of
(i) 100,000 as a hiring incentive for our VP Sales and Marketing; (ii) 11,750,000 shares for partial conversion of White Knight's debt.

During December 2004, we issued 3,004,338 shares which comprise the fees owed to White Knight pursuant to their management agreement.

Subsequent  to  March  31,  2005,  we  issued:

o 2,320,000 shares of common stock to a series of noteholders which we were previously in default since 2002;

o 15,000 shares of common stock for the exercise of a warrant held since 2001, and;

o  12,131,387  to  White  Knight  SST for conversion of a portion of their debt.

On November 4, 2005, we have issued to Dutchess Private Equities Fund II, LLP, warrants to purchase 314,815 shares of our common stock at an exercise price of $.27 per share which are exercisable for a period of five years. The warrants were issued in connection with the Investment Agreement dated November 4, 2005.

In connection with the offer and sale of securities to the Investors and the selling agents, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities
Act"), and Rule 506 promulgated thereunder. The Company believes that the Investors and the selling agents are "accredited investors", as such term is defined in Rule 501(a) promulgated under the Securities Act.

ITEM  27.  EXHIBITS


Exhibit     Description

2.1 Asset Purchase Agreement between the Company and New York State Electric & Gas Corporation, dated as of October 29, 2001, incorporated by reference to Exhibit 2.1 of the 8-K filed on December 26, 2001.

2.2 Secured Promissory Note in favor of New York State Electric & Gas Corporation, dated as of December 11, 2001, incorporated by reference to Exhibit 2.2 of the 8-K filed on December 26, 2001.

2.3 Security Agreement between the Company and New York State Electric & Gas Corporation, dated as of December 11, 2001, incorporated by reference to Exhibit 2.3 of the 8-K filed on December 26, 2001.

2.4 Guaranty from the Company in favor of New York State Electric & Gas Corporation, dated as of December 11, 2001, incorporated by reference to Exhibit 2.4 of the 8-K filed on December 26, 2001.

3.1 Articles of Incorporation of Save On Energy , Inc., incorporated by reference to Exhibit 3.1 to the SB-2 filed on March 23, 2000.

3.2 Amendment to Articles of Incorporation of Save On Energy, Inc., incorporated by reference to Exhibit 3.2 to the SB-2 filed on March 23, 2000.

3.3         By-laws  of  Save  On  Energy,  Inc.,  incorporated  by reference to
            Exhibit  3.3  to  the  SB-2  filed  on  March  23,  2000.

4.1 Certificate of Designation of Series A Preferred Stock filed with the Secretary of State on February 19th, 2002 [incorporated by reference to Exhibit 4.1 to the 10-KSB filed on May 30, 2002.*

4.2 Certificate of Designation of Series B Preferred Stock filed with the Secretary of State on May 7th, 2002 [incorporated by reference to Exhibit 4.2 to the 10-KSB filed on May 30, 2002.*

4.3 Subscription Agreement, dated March 31, 2005, by and among Hybrid Fuel Systems, Inc. and the investors named on the signature pages thereto, incorporated by reference to Exhibit 4.1 to the 8-K filed on April 5, 2005.

4.4 Form of Convertible Note of Hybrid Fuel Systems, Inc. issued to the investors named on the signature pages thereto incorporated by reference to Exhibit 4.2 to the 8-K filed on April 5, 2005.

4.5 Form of Class A Common Stock Purchase Warrant of Hybrid Fuel Systems, Inc. issued to the investors named on the signature pages thereto incorporated by reference to Exhibit 4.3 to the 8-K filed on April 5, 2005.

4.6         Form  of Security Agreement by and between Hybrid Fuel Systems, Inc.
            and Barbara Mittman as collateral agent incorporated by reference to
            Exhibit  4.4  to  the  8-K  filed  on  April  5,  2005.

4.7 Form of Collateral Agent Agreement among Barbara R. Mittman, as collateral agent, and the Lenders as defined therein incorporated by reference to Exhibit 4.5 to the 8-K filed on April 5, 2005.

5.1         Opinion  of  Sichenzia  Ross  Friedman  Ference  LLP*


10.1 License Agreement by and between the Davis Family Trust and Electronic Fuel Control, Inc. dated May 13, 1996, incorporated by reference to Exhibit 10.1 to the SB-2 filed on March 23, 2000.

10.2 Amendment to License Agreement by and between the Davis Family Trust and Electronic Fuel Control, Inc, dated June 18, 1998, incorporated by reference to Exhibit 10.2 to the SB-2 filed on March 23, 2000.

10.3 Amendment to License Agreement by and between the Davis Family Trust and Electronic Fuel Control, Inc. dated January 3, 2000, incorporated by reference to Exhibit 10.3 to the SB-2 filed on March 23, 2000.

10.4        Consulting  Agreement  between  Save  on  Energy, Inc. and MBO, Inc.
            dated November 23, 1999, Trust and Electronic Fuel Control, Inc, incorporated by reference to Exhibit 10.4 to the SB-2 filed on March 23, 2000.

10.5 Exclusive Supply Agreement between Ambac International Corporation and Electronic Fuel Control, Inc. dated April 29, 1996, incorporated by reference to Exhibit 10.5 to the SB-2 filed on March 23, 2000.

10.6 Agreement re: International Fuel Systems, Inc. and Davenport, dated January 7, 2000, incorporated by reference to Exhibit 10.6 to the SB-2 filed on March 23, 2000.

10.7 Employment Agreement with Robert Stiles, dated July 17, 2001, incorporated by reference to Exhibit 10.1 of the 10-QSB filed on November 19, 2001.

10.8 2001 Stock Option Plan - Incorporated by reference to the 2001 Annual Proxy Statement filed October 1, 2001.

10.9 Stock Purchase Agreement between the Company and SWI Holdings, Limited, dated as of December 10, 2001 (Composite Version), incorporated by reference to Exhibit 10.1 of the 8-K filed on December 26, 2001.

10.10 Security Agreement between the Company and SWI Holdings, Limited, dated as of December 10, 2001, incorporated by reference to Exhibit
            10.2  of  the  8-K  filed  on  December  26,  2001.

10.11 Convertible Secured Promissory Note issued to SWI Holdings, Limited, dated April 23, 2002 incorporated by reference to Exhibit 10.11 to the 10-KSB filed on May 30, 2002.

10.12 Security Agreement between the Company and SWI Holdings, Limited, dated as of April 23, 2002 incorporated by reference to Exhibit
            10.10  to  the  10-KSB  filed  on  May  30,  2002.

10.13 Agreement re: White Knight SST, Inc. and Hybrid Fuel Systems, Inc. (formerly Save On Energy, Inc.) dated December 22, 2003 incorporated by reference to Exhibit 10.13 to the 10-KSB filed on August 16, 2004.

10.14 Debenture Agreement dated as of November 4, 2005 by and between Hybrid Fuel Systems, Inc. and Dutchess Private Equities Fund, II, L.P., incorporated by reference to Exhibit 10.1 to the Form 8-K filed on November 9, 2005.

10.15 Debenture Registration Rights Agreement dated as of November 4, 2005 by and between Hybrid Fuel Systems, Inc. and Dutchess Private Equities Fund, II, L.P., incorporated by reference to Exhibit 10.2 To the Form 8-K filed on November 9, 2005.


10.16 Warrant Agreement dated as of November 4, 2005 by and between Hybrid Fuel Systems, Inc. and Dutchess Private Equities Fund, II, L.P., incorporated by reference to Exhibit 10.2 to the Form 8-K filed on November 9, 2005.

10.17 Equity Line of Credit Registration Rights Agreement dated as of November 4, 2005 by and between Hybrid Fuel Systems, Inc. and Dutchess Private Equities Fund, II, L.P., incorporated by reference to Exhibit 10.2 to the Form 8-K filed on November 9, 2005.

10.18 Investment Agreement dated as of November 4, 2005 by and between Hybrid Fuel Systems, Inc. and Dutchess Private Equities Fund, II, L.P., incorporated by reference to Exhibit 10.2 to the Form 8-K filed on November 9, 2005.

10.19 Security Agreement dated as of November 4,2005 by and between Hybrid Fuel Systems, Inc. and Dutchess Private Equities Fund, II, L.P., incorporated by reference to Exhibit 10.2 to the Form 8-K filed on November 9, 2005.

10.20 Subscription Agreement dated as of November 4, 2005 by and between Hybrid Fuel Systems, Inc. and Dutchess Private Equities Fund, II, L.P., incorporated by reference to Exhibit 10.2 to the Form 8-K filed on November 9, 2005.

23.1        Consent  of Sichenzia Ross Friedman Ference LLP (included as part of
            Exhibit  5.1)

23.2        Consent  of  Brimmer,  Burek  &  Keelan,  LLP.*

--------------------

*Filed  herewith.

ITEM  28.  UNDERTAKINGS

(a)  The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)  To  reflect  in  the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 23rd day of November 2005.

                            HYBRID FUEL SYSTEMS, INC.

                       By:  /s/  Mark  Clancy
                            ---------------------------
                            Mark  Clancy
                            Chief  Executive  Officer
                            Chief  Financial  Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Clancy his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                      Date

/s/  John  Stanton    Chairman  of  the  Board of Directors  November  23,  2005
-------------------
John  Stanton

/s/  Mark  Clancy      Chief  Executive  Officer  (Principal November  23,  2005
-----------------     Executive Officer) and Chief Financial
Mark  Clancy          Officer (Principal Financial  Officer)
                                    and  Director

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